As filed with the Securities and Exchange Commission on May 22, 2003
                                                  Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



        IRON MOUNTAIN INCORPORATED                        Pennsylvania                     23-2588479
            IM CAPITAL TRUST I                              Delaware                       32-6001073
(Exact name of registrant as specified in         (State or other jurisdiction          (I.R.S. Employer
               its charter)                      of incorporation or organization)     Identification No.)



        745 Atlantic Avenue, Boston, Massachusetts 02111, (617) 535-4766
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

            C. RICHARD REESE                                Copy to:
Chairman of the Board of Directors and Chief          WILLIAM J. CURRY, ESQ.
        Executive Officer                           Sullivan & Worcester LLP
       745 Atlantic Avenue                            One Post Office Square
   Boston, Massachusetts 02111                     Boston, Massachusetts 02109
          (617) 535-4766                                   (617) 338-2800

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

   Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined in light of market conditions and other factors.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the box. / /

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                      Proposed Maximum      Proposed Maximum
    Title of Each Class of          Amount to be     Offering Price Per    Aggregate Offering         Amount of
Securities to be Registered(1)     Registered(2)         Unit(2)(3)        Price(1)(2)(3)(4)      Registration Fee
---------------------------------------------------------------------------------------------------------------------

Debt Securities of Iron
Mountain(5)(9)
---------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value
per share, of Iron
Mountain(6)(9)
---------------------------------------------------------------------------------------------------------------------
Preferred Stock, $0.01 par
value per share, of Iron
Mountain(7)(9)
---------------------------------------------------------------------------------------------------------------------
Depositary Shares Representing
Preferred Stock of Iron
Mountain(8)(9)
---------------------------------------------------------------------------------------------------------------------
Warrants of Iron Mountain(10)
---------------------------------------------------------------------------------------------------------------------
Stock Purchase Contracts of
Iron Mountain(11)
---------------------------------------------------------------------------------------------------------------------
Stock Purchase Units of Iron
Mountain(12)
---------------------------------------------------------------------------------------------------------------------
Trust Preferred Securities of
IM Capital Trust I(13)
---------------------------------------------------------------------------------------------------------------------
Guarantees of Trust Preferred
Securities of IM Capital Trust
I by Iron Mountain(14)
---------------------------------------------------------------------------------------------------------------------
Guarantees of Debt Securities
of Iron Mountain(15)
=====================================================================================================================
Total                            $412,000,000(1)(16)        100%          $412,000,000(1)(16)        $33,331(17)
=====================================================================================================================

(1) In no event will the aggregate initial offering price of all securities issued from time to time pursuant to the prospectus contained in this registration statement exceed $500,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. The aggregate amount of common stock of Iron Mountain registered hereunder is further limited to that which is permissible under Rule 415(a)(4) under the Securities Act of 1933, as amended. The securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. There are also being registered hereunder contracts that may be issued by the registrants under which the counterparty may be required to purchase or sell the other securities registered hereunder. These contracts would be issued together with securities registered hereunder. There are also being registered hereunder an indeterminate principal amount of the securities as may be issuable upon conversion or exchange of debt securities, preferred stock or warrants or pursuant to antidilution provisions thereof. There are also being registered an indeterminate principal amount of guarantees of debt securities by the Guarantors (as defined herein).

(2) Not required to be included in accordance with General Instruction II.D. of Form S-3 under the Securities Act of 1933.

(3) The proposed maximum offering price per unit and the aggregate offering price per class of security will be determined from time to time by Iron Mountain in connection with the issuance by the registrants of the securities registered hereunder.

(4) Estimated solely for purposes of determining the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(5) Subject to Note (1) above, there is being registered hereunder an indeterminate amount of debt securities of Iron Mountain as may be sold, from time to time. If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall not result in an aggregate initial offering price exceeding $500,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. Debt securities may be issued and sold to IM Capital Trust I in which event such debt securities may later be distributed to the holders of trust preferred securities of IM Capital Trust I in certain circumstances including upon a dissolution of IM Capital Trust I and the distribution of its assets.

(6) Subject to Note (1) above, there is being registered hereunder an indeterminate amount of common stock of

      Iron Mountain as may be sold from time to time.

(7) Subject to Note (1) above, there is being registered hereunder an indeterminate amount of preferred stock of Iron Mountain as may be sold from time to time.

(8) Subject to Note (1) above there is being registered hereunder an indeterminate amount of depositary shares representing preferred stock of Iron Mountain as may be sold from time to time.

(9) Subject to Note (1) above, there is being registered hereunder an indeterminate amount of debt securities, common stock, preferred stock and depositary shares of Iron Mountain, as shall be issuable upon conversion or redemption of debt securities, common stock, preferred stock or depositary shares of Iron Mountain, as the case may be, or upon the exercise of warrants or upon settlement of the stock purchase contracts of Iron Mountain registered hereunder.

(10) Subject to Note (1) above, there is being registered hereunder an indeterminate amount of warrants of Iron Mountain, representing rights to purchase certain of the debt securities, common stock, preferred stock or depositary shares of Iron Mountain registered hereunder.

(11) Subject to Note (1) above, there is being registered hereunder an indeterminate amount of stock purchase contracts of Iron Mountain as may be sold from time to time.

(12) Subject to Note (1) above, there is being registered hereunder an indeterminate number of stock purchase units of Iron Mountain as may be sold from time to time. Each stock purchase unit consists of (a) a stock purchase contract, under which the holder, upon settlement, will purchase an indeterminate number of shares of common stock of Iron Mountain and (b) a beneficial interest in either trust preferred securities of IM Capital Trust I or debt obligations of third parties, including U.S. treasury securities. Each beneficial interest will be pledged to secure the obligation of such holder to purchase such shares of common stock. No separate consideration will be received for the stock purchase contracts.

(13) Subject to Note (1) above, there is being registered hereunder an indeterminate amount of trust preferred securities of IM Capital Trust I as may be sold from time to time.

(14) Subject to Note (1) above, there is being registered hereunder all guarantees and other obligations that Iron Mountain may have with respect to trust preferred securities that may be issued by IM Capital Trust I. No separate consideration will be received for the guarantees or any other such obligations.

(15) Subject to Note (1) above, there is being registered hereunder all guarantees and other obligations that certain of Iron Mountain's subsidiaries may have with respect to debt securities that may be issued by Iron Mountain. No separate consideration will be received for the guarantees or any other such obligations.

(16) Pursuant to Rule 429 under the Securities Act of 1933, in addition to the $412,000,000 aggregate amount of securities being registered under this registration statement, the combined prospectuses contained herein will also relate to $88,000,000 aggregate amount of securities previously registered under Iron Mountain's registration statement on Form S-3 (Registration No. 333-75068), initially filed on December 13, 2001, as amended by Amendment No. 1 filed on February 11, 2002, and remaining unsold, for which a registration fee in the amount of $8,096 was paid.

(17) Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, and not including the filing fee of $8,096 previously paid in respect of $88,000,000 aggregate amount of unsold securities being carried forward from Iron Mountain's registration statement on Form S-3 (Registration No. 333-75068) pursuant to Rule 429.

      The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

      PURSUANT TO RULE 429(A) UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUSES CONTAINED IN THIS REGISTRATION STATEMENT ARE COMBINED PROSPECTUSES AND RELATE TO SECURITIES REGISTERED UNDER THIS REGISTRATION STATEMENT AND THE SECURITIES REGISTERED AND REMAINING UNSOLD UNDER IRON MOUNTAIN'S

REGISTRATION STATEMENT ON FORM S-3 (FILE NO. 333-75068), INITIALLY FILED ON DECEMBER 13, 2001, AS AMENDED BY AMENDMENT NO. 1 FILED ON FEBRUARY 11, 2002, AND DECLARED EFFECTIVE ON FEBRUARY 11, 2002. PURSUANT TO RULE 429(B) THIS REGISTRATION STATEMENT, WHICH IS A NEW REGISTRATION STATEMENT, SHALL ACT, UPON EFFECTIVENESS, AS A POST-EFFECTIVE AMENDMENT NO. 1 TO IRON MOUNTAIN'S REGISTRATION STATEMENT ON FORM S-3 (FILE NO. 333-75068). IN THE EVENT THAT SECURITIES PREVIOUSLY REGISTERED UNDER IRON MOUNTAIN'S REGISTRATION STATEMENT ON FORM S-3 (FILE NO. 333-75068) ARE OFFERED AND SOLD PRIOR TO THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT, THE AMOUNT OF SUCH PREVIOUSLY REGISTERED SECURITIES SO SOLD WILL NOT BE INCLUDED IN THE PROSPECTUSES HEREUNDER.

                                 --------------

                                EXPLANATORY NOTE

         This registration statement consists of two separate prospectuses covering:

         (1) debt securities, guarantees, common stock, preferred stock, depositary shares, warrants, stock purchase contracts and stock purchase units of Iron Mountain and trust preferred securities of IM Capital Trust I, and guarantees thereof by Iron Mountain, to be offered from time to time by the registrants; and

         (2) common stock of Iron Mountain to be issued under a direct stock purchase plan of Iron Mountain.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


PRELIMINARY PROSPECTUS
                              Subject to Completion
                    Preliminary Prospectus Dated May 22, 2003

                                  $500,000,000
                           Iron Mountain Incorporated

              Debt Securities, Preferred Stock, Depositary Shares,
                            Common Stock and Warrants
                             ----------------------

     We may from time to time offer:

     o    debt securities;

     o    shares of our preferred stock;

     o fractional shares of our preferred stock in the form of depositary shares;

     o    shares of our common stock;

     o    warrants to purchase any of these securities; or

     o    stock purchase contracts.

     The securities we offer will have an aggregate public offering price of up to $500,000,000. These securities may be offered and sold separately or together in units with other securities described in this prospectus.

     In connection with the debt securities, substantially all of our present and future wholly owned domestic subsidiaries may, on a joint and several basis, offer full and unconditional guarantees of our obligations under the debt securities.

     IM Capital Trust I may, from time to time, offer trust preferred securities which will be fully and unconditionally guaranteed by us. Our guarantees may be senior or subordinated. The trust preferred securities may be offered and sold separately or together in units with other securities described in this prospectus.

     We and IM Capital Trust I will indicate the particular securities we offer and their specific terms in a supplement to this prospectus. In each case we would describe the type and amount of securities we are offering, the initial public offering price and the other terms of the offering.

     Our common stock is listed on the New York Stock Exchange under the symbol "IRM." We will make applications to list any shares of common stock sold pursuant to a supplement to this prospectus on the NYSE. We have not determined whether we will list any of the other securities we may offer on any exchange or over-the-counter market. If we decide to seek listing of any securities, the supplement will disclose the exchange or market.

     Investing in our securities involves risks. See "Risk Factors" beginning on page 2.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     Our and IM Capital Trust I's principal executive office is 745 Atlantic Avenue, Boston, Massachusetts 02111 and our and IM Capital Trust I's telephone number is (617) 535-4766.

                The date of this prospectus is ___________ 2003.

                                TABLE OF CONTENTS

                                                                            Page
About This Prospectus......................................................  (i)
Cautionary Note Regarding Forward-Looking Statements....................... (ii)
Our Company................................................................   1
IM Capital Trust...........................................................   1
Risk Factors...............................................................   2
Ratio of Earnings to Fixed Charges.........................................   7
Use of Proceeds............................................................   8
Description of Our Debt Securities.........................................   8
Description of Our Capital Stock...........................................  15
Description of Our Depositary Shares.......................................  17
Description of Our Warrants................................................  21
Description of the Stock Purchase Contracts and the Stock Purchase Units...  22
Description of the Trust Preferred Securities..............................  22
Description of the Trust Preferred Securities Guarantee....................  24
Relationship Among the Debt Securities, the Trust Preferred Securities
       and the Trust Preferred Securities Guarantee........................  27
Description of Certain Provisions of Pennsylvania Law and Our
       Articles of Incorporation and Bylaws................................  28
Plan of Distribution.......................................................  30
Validity of the Offered Securities.........................................  31
Notice Regarding Arthur Andersen LLP.......................................  31
Experts....................................................................  31
Where You Can Find More Information........................................  32
Documents Incorporated By Reference........................................  32

                              ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of proceeds of $500,000,000 or the equivalent denominated in foreign currency. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with additional information described under the heading "Where You Can Find More Information" and "Documents Incorporated By Reference."

     We have not included, or incorporated by reference, separate financial statements of IM Capital Trust I in this prospectus. Neither we nor IM Capital Trust I consider these financial statements material to holders of the trust preferred securities because:

     o    IM Capital Trust is a special purpose entity;

     o IM Capital Trust does not have any operating history or independent operations; and

     o IM Capital Trust is not engaged in, nor will it engage in, any activity other than issuing trust preferred and trust common securities, investing in and holding our debt securities and engaging in related activities.

     Furthermore, the combination of our obligations under our debt securities, the associated indentures, IM Capital Trust's declaration of trust and our related guarantees provide a full and unconditional guarantee of payments of distributions and other amounts due on the trust preferred securities. In addition, we do not expect that IM Capital Trust will file reports with the SEC under the Securities Exchange Act of 1934, as amended.

                                      (i)

     You should rely only on the information incorporated by reference or provided in this document and any prospectus supplement. Neither we nor IM Capital Trust have authorized anyone else to provide you with different information. Neither we nor IM Capital Trust are making an offer of these securities in any jurisdiction where it is unlawful. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

     References in this prospectus to the terms "we," "our" or "us" or other similar terms mean Iron Mountain Incorporated and its consolidated subsidiaries, unless we state otherwise or the context indicates otherwise. References in this prospectus to "IM Capital Trust" mean IM Capital Trust I.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

     We have made and incorporated by reference statements in this document that constitute "forward-looking statements" as that term is defined in the federal securities laws. These forward-looking statements concern our operations, economic performance, goals, beliefs, strategies, objectives, plans, current expectations and financial condition. The forward-looking statements are subject to various known and unknown risks, uncertainties and other factors. When we use words such as "believes," "expects," "anticipates," "estimates" or similar expressions, we are making forward-looking statements.

     Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved and actual results may differ materially from our expectations. Important factors that could cause actual results to differ from expectations include, among others, those set forth below. For a more detailed discussion of some of these factors, please read carefully the information under "Risk Factors" beginning on page 2.

     o    changes in customer preferences and demand for our services;

     o changes in the price for our services relative to the cost of providing such services;

     o    the cost and availability of financing for contemplated growth;

     o our ability or inability to complete acquisitions on satisfactory terms and to integrate acquired companies efficiently;

     o in the various digital businesses on which we are embarking, capital and technical requirements will be beyond our means, markets for our services will be less robust than anticipated, or competition will be more intense than anticipated;

     o the possibility that business partners upon whom we depend for technical assistance or management and acquisition expertise outside the United States will not perform as anticipated;

     o changes in the political and economic environments in the countries in which our international subsidiaries operate; and

     o    other  trends in  competitive  or economic  conditions  affecting  our
          financial   condition   or  results  of   operations   not   presently
          contemplated.

     These cautionary statements should not be construed by you to be exhaustive and they are made only as of the date of this prospectus. You should not rely upon forward-looking statements except as statements of our present intentions and of our present expectations, which may or may not occur. You should read these cautionary statements as being applicable to all forward-looking statements wherever they appear. We assume no obligation to update the forward-looking statements or the reasons why actual results could differ from those projected in the forward-looking statements to reflect events or circumstances after the date hereof.

                                      (ii)

                                   OUR COMPANY

     We are the leader in records and information management services. We are an international, full-service provider of records and information management and related services, enabling customers to outsource these functions. We have a diversified customer base that includes more than half of the Fortune 500 and numerous commercial, legal, banking, healthcare, accounting, insurance, entertainment and government organizations. Our comprehensive solutions help customers save money and manage risks associated with legal and regulatory compliance, protection of vital assets, and business continuity challenges.

     Our core business records management services include: records management program development and implementation based on best-practices; secure, cost-effective storage for all major media, including paper, which is the dominant form of records storage, flexible retrieval access and retention of records; digital archiving services for secure, legally compliant and cost-effective long-term archiving of electronic records; secure shredding services that ensure privacy and a secure chain of record custody; and customized services for vital records, film and sound and regulated industries such as healthcare and financial services.

     Our off-site data protection services include: disaster recovery planning, testing, impact analysis and consulting; secure, off-site vaulting of backup tapes for fast and efficient data recovery in the event of a disaster, human error or virus; managed, online data backup and recovery services for personal computers and server data; and intellectual property escrow services to secure source code and other proprietary information with a trusted, neutral third party.

     In addition to our core records management and off-site data protection services, we sell storage materials, including cardboard boxes and magnetic media, and provide consulting, facilities management, fulfillment and other outsourcing services.

     As of March 31, 2003, we provided services to over 150,000 customer accounts in 82 markets in the United States and 47 markets outside of the United States. We employ over 11,500 people and operate nearly 650 records management facilities in the United States, Canada, Europe and Latin America.

                                IM CAPITAL TRUST

     IM Capital Trust is a subsidiary of ours. IM Capital Trust was created under the Delaware Statutory Trust Act and is governed by a declaration of trust, as it may be amended and restated from time to time, among the trustees of IM Capital Trust and us.

     When IM Capital Trust issues its trust preferred securities, the holders of the trust preferred securities will own all of the issued and outstanding trust preferred securities of IM Capital Trust. We will acquire all of the issued and outstanding trust common securities of IM Capital Trust, representing an undivided beneficial interest in the assets of IM Capital Trust of at least 3%.

     IM Capital Trust will exist primarily for the purposes of:

     o    issuing its trust preferred and trust common securities;

     o investing the proceeds from the sale of its trust preferred and trust common securities in our debt securities; and

     o engaging in other activities only as are necessary or incidental to issuing its securities and purchasing and holding our debt securities.

     The debt securities IM Capital Trust purchases from us may be subordinated debt securities or senior debt securities, and may be fully and unconditionally guaranteed by substantially all of our present and future wholly owned domestic subsidiaries. We will specify the type of debt security in a prospectus supplement.

     IM Capital Trust has three trustees. One of the trustees, referred to as the regular trustee, is an individual who is an officer and employee of Iron Mountain. Additional regular trustees may be appointed in the future. The second trustee is The Bank of New York, which serves as the property trustee under the declaration of trust for purposes of the Trust Indenture Act of 1939, as amended. The third trustee is The Bank of New York (Delaware), which has its principal place of business in the State of Delaware, and serves as the Delaware trustee of IM Capital Trust.

     The Bank of New York, acting in its capacity as guarantee trustee, will hold for the benefit of the holders of trust preferred securities a trust preferred securities guarantee, which will be separately qualified under the Trust Indenture Act of 1939.

     Unless otherwise provided in the applicable prospectus supplement, because we will own all of the trust common securities of IM Capital Trust, we will have the exclusive right to appoint, remove or replace trustees and to increase or decrease the number of trustees. In most cases, there will be at least three trustees. The term of IM Capital Trust will be described in the applicable prospectus supplement, but it may dissolve earlier, as provided in IM Capital Trust's declaration of trust, as it may be amended and restated from time to time.

     The rights of the holders of the trust preferred securities of IM Capital Trust, including economic rights, rights to information and voting rights and the duties and obligations of the trustees of IM Capital Trust, will be contained in and governed by the declaration of trust of IM Capital Trust, as it may be amended and restated from time to time, the Delaware Statutory Trust Act and the Trust Indenture Act of 1939.

                                  RISK FACTORS

     You should consider carefully the following factors and other information in this prospectus before deciding to invest in our securities.

Acquisition and International Expansion Risks

Failure to successfully integrate acquired operations could reduce our future results of operations.

     The success of any acquisition depends in part on our ability to integrate the acquired company. The process of integrating acquired businesses may involve unforeseen difficulties and may require a disproportionate amount of our management's attention and our financial and other resources.

     We can give no assurance that we will ultimately be able to effectively integrate and manage the operations of any acquired business. Nor can we assure you that we will be able to maintain or improve the historical financial performance of Iron Mountain or our acquisitions. The failure to successfully integrate these cultures, operating systems, procedures and information technologies could have a material adverse effect on our results of operations.

     Failure to achieve expected cost savings and unanticipated costs related to integrating acquired companies could adversely affect our results of operations.

     Our estimates of annual operating cost savings for acquired companies are a function of the nature and timing of individual acquisition integration plans. These savings result primarily from the elimination of redundant corporate expenses and more efficient operations and utilization of real estate. However, unanticipated future operating expenses or acquisition related expenses, or other adverse developments, could reduce or delay realization of these cost savings and materially affect our results of operations.

     As a result, our operating results may fluctuate from quarter to quarter due to the integration of current and future acquisitions. It is difficult to precisely forecast the magnitude and timing of integration costs. These costs may be material to the financial results of a given quarter. Therefore, operating results for any fiscal quarter may not be indicative of the results that may be achieved for any subsequent quarter or for a full fiscal year.

We may be unable to continue our international expansion.

     Our growth strategy involves expanding operations into international markets, and we expect to continue this expansion. Europe and Latin America have been our primary areas of focus for international expansion. We have entered into joint ventures and have acquired all or a majority of the equity in records and information management services businesses operating in these areas and are actively pursuing additional opportunities. This growth strategy involves risks. We may be unable to pursue this strategy in the future. For example, we may be unable to:

     o    identify suitable companies to acquire;

     o    complete acquisitions on satisfactory terms;

     o incur additional debt necessary to acquire suitable companies if we are unable to pay the purchase price out of working capital, common stock or other equity securities; or

     o enter into successful business arrangements for technical assistance or management and acquisition expertise outside of the United States.

     We also compete with other records and information management services providers for companies to acquire. Some of our competitors may possess greater financial and other resources than we do. If any such competitor were to devote additional resources to such acquisition candidates or focus its strategy on our international markets, our results of operations could be adversely affected.

Operational Risks

We face competition for customers.

     We compete with our current and potential customers' internal records and information management services capabilities. We can provide no assurance that these organizations will begin or continue to use an outside company, such as our company, for their future records and information management services needs or that they will use us to provide these services. We also compete with multiple records and information management services providers in all geographic areas where we operate.

We may not be able to effectively expand our digital businesses.

     We have implemented the early stages of our planned expansion into various digital businesses. Our entrance into these markets poses certain unique risks. For example, we may be unable to:

     o raise the amount of capital necessary to effectively participate in these businesses;

     o    develop, hire or otherwise obtain the necessary technical expertise;

     o    accurately  predict the size of the markets for any of these services;
          or

     o compete effectively against other companies who possess greater technical expertise, capital or other necessary resources.

     In addition, the business partners upon whom we depend for technical and management expertise, as well as the hardware and software products we need to complement our services, may not perform as expected.

Our customers may shift from paper storage to alternative technologies that require less physical space.

     We derive most of our revenues from the storage of paper documents and related services. This storage requires significant physical space. Alternative storage technologies exist, many of which require significantly less space than paper. These technologies include computer media, microform, CD-ROM and optical disk. To date, none of these technologies has replaced paper as the principal means for storing information. However, we can provide no assurance that our customers will continue to store most of their records in paper format. A significant shift by our customers to storage of data through non-paper based technologies, whether now existing or developed in the future, could adversely affect our business.

We may be subject to certain costs and potential liabilities associated with the real estate required for our businesses.

     Because our businesses are heavily dependent on real estate, we face special risks attributable to the real estate we own or operate. Such risks include:

     o variable occupancy costs and difficulty locating suitable sites due to fluctuations in the real estate market;

     o uninsured losses or damage to our storage facilities due to an inability to obtain full coverage on a cost-effective basis for some casualties, such as earthquakes, or any coverage for certain losses, such as losses from riots or terrorist activities;

     o loss of our investment in, and anticipated profits and cash flow from, damaged property that is uninsured;

     o liability under certain environmental laws for the costs of investigation and cleanup of contaminated real estate owned or leased by us, whether or not we know of, or were responsible for, the contamination, or the contamination occurred while we owned or leased the property;

     o third party claims resulting from the off-site migration of contamination initiating on real estate that we own or operate, or exposure to hazardous substances, including asbestos-containing materials, located on our property; and

     o an inability to sell, rent, mortgage or use contaminated real estate owned or leased by us.

     Some of our current and formerly owned or operated properties were previously used for industrial or other purposes that involved the use, storage, generation and/or disposal of hazardous substances and wastes and petroleum products. In some instances these properties included the operation of underground storage tanks. Although we have from time to time conducted limited environmental investigations and remedial activities at some of our former and current facilities, we have not undertaken an in-depth environmental review of all of our properties. We therefore may be potentially liable for environmental costs like those discussed above.

International operations may pose unique risks.

     As of March 31, 2003, we provided services in 47 markets outside the United States. As part of our growth strategy, we expect to continue to acquire records and information management services businesses in foreign markets. International operations are subject to numerous risks, including:

     o the risk that the business partners upon whom we depend for technical assistance or management and acquisition expertise outside of the United States will not perform as expected;

     o    the impact of foreign government regulations;

     o    the volatility of certain foreign economies in which we operate;

     o    political uncertainties;

     o    differences in business practices; and

     o    foreign currency fluctuations.

     In particular, our net income can be significantly affected by fluctuations in foreign currencies associated with the U.S. dollar denominated debt of some of our foreign subsidiaries and certain intercompany balances between our domestic entities and our foreign subsidiaries.

Indebtedness and Other Risks

Our substantial indebtedness could adversely affect our financial health.

     We have substantial indebtedness, which could have important consequences to you. The risks associated with our substantial indebtedness include:

     o    inability to adjust to adverse economic conditions;

     o inability to fund future working capital, acquisitions, capital expenditures and other general corporate requirements;

     o limits on our flexibility in planning for, or reacting to, changes in our business and the records and information management services industry;

     o limits on future borrowings under our existing or future credit arrangements, which could affect our ability to pay our indebtedness or to fund our other liquidity needs;

     o inability to generate sufficient funds to cover required interest or principal amortization payments; and

     o    restrictions   on  our  ability  to  refinance  our   indebtedness  on
          commercially reasonably terms.

Our indebtedness may increase as we continue to borrow under existing and future credit arrangements in order to finance future acquisitions and for general corporate purposes, which would increase the associated risks.

Restrictive loan covenants may limit our ability to pursue our growth strategy.

     Our credit facility and our indentures contain covenants restricting or limiting our ability to, among other things:

     o    incur additional indebtedness;

     o    pay dividends or make other restricted payments;

     o    make asset dispositions;

     o    create or permit liens; and

     o    make capital expenditures and other investments.

     These restrictions may adversely affect our ability to pursue our acquisition and other growth strategies.

Certain  provisions  in  our  governing   documents  and  indentures,   and  the
composition of our shareholders, might discourage or prevent third parties from acquiring control of our outstanding capital stock.

     Certain provisions of our articles of incorporation, our bylaws and existing indentures might discourage or prevent a third party from acquiring actual or potential control of us by:

     o making it more difficult to consummate certain types of transactions such as mergers, tender offers or proxy contests;

     o limiting shareholders' ability to quickly change the composition of our board of directors due to our classified board of directors;

     o allowing existing management to exercise significant control over our affairs during periods where we are threatened by a change in control;

     o allowing our board of directors to issue shares of preferred stock in the future without further shareholder approval and with full discretion as to terms, conditions, rights, privileges and preferences; and

     o requiring that we offer to purchase all or some of our outstanding senior subordinated notes and other publicly issued notes in certain circumstances that amount to a change of control under our indentures.

     In  addition,   because  relatively  few  large   shareholders   control  a
significant percentage of our voting power, these shareholders may:

     o prevent certain types of transactions involving an actual or potential change of control of us, including transactions made at prices above the prevailing market price of our common stock; and

     o significantly affect the election of our directors who, in turn, control our management and affairs.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth our consolidated ratio of earnings to fixed charges for the periods indicated (dollars in thousands):

                                                              Three Months Ended
                                Year Ended December 31,             March 31,
                        --------------------------------------------------------
                        1998    1999   2000    2001    2002          2003
                        ----    ----   ----    ----    ----          ----


Ratio of earnings to
 fixed charges          1.1x    1.1x   0.9x(1) 1.0x(1)  1.7x          1.9x

-------------------------------
(1) We reported a loss from continuing operations before provision for income taxes and minority interest for the years ended December 31, 2000 and December 31, 2001 and we would have needed to generate additional income from operations before provision for income taxes and minority interest of $18,032 and $8,131 to cover our fixed charges of $154,975 and $177,032, respectively.

     The ratios of earnings to fixed charges presented above were computed by dividing our earnings by fixed charges. For this purpose, earnings have been calculated by adding fixed charges to income (loss) from continuing operations before provision for income taxes and minority interest. Fixed charges consist of interest costs, whether expensed or capitalized, the interest component of rental expense, if any, amortization of debt discounts and deferred financing costs, whether expensed or capitalized.

                                 USE OF PROCEEDS

     Unless otherwise described in a prospectus supplement, we intend to use the net proceeds from the sale of the offered securities for general corporate purposes, which may include acquisitions, investments and the repayment of indebtedness outstanding at a particular time. Pending this utilization, the proceeds from the sale of the offered securities will be invested in short-term, dividend-paying or interest-bearing investment grade securities.

     IM Capital Trust will use all net proceeds from the sale of its trust preferred securities and its trust common securities to purchase our debt securities.

                       DESCRIPTION OF OUR DEBT SECURITIES

     The debt securities will be direct obligations of ours, which may be secured or unsecured, and which may be senior or subordinated indebtedness. The debt securities may be fully and unconditionally guaranteed on a secured or unsecured, senior or subordinated basis, jointly and severally by substantially all of our direct and indirect wholly owned domestic subsidiaries. The debt securities will be issued under one or more indentures between us and a trustee. Any indenture will be subject to, and governed by, the Trust Indenture Act of 1939. The statements made in this prospectus relating to any indentures and the debt securities to be issued under the indentures are summaries of certain anticipated provisions of the indentures and are not complete.

     We have filed copies of the forms of indentures as exhibits to the registration statement of which this prospectus is part and will file any final indentures and supplemental indentures if we issue debt securities. You should refer to those indentures for the complete terms of the debt securities. See "Where You Can Find More Information." In addition, you should consult the applicable prospectus supplement for particular terms of our debt securities.

General

     We may issue debt securities that rank "senior," "senior subordinated" or "subordinated." The debt securities that we refer to as "senior securities" will be direct obligations of ours and will rank equally and ratably in right of payment with other indebtedness of ours that is not subordinated. We may issue debt securities that will be subordinated in right of payment to the prior payment in full of senior indebtedness, as defined in the applicable prospectus supplement, and may rank equally and ratably with our outstanding senior subordinated indebtedness and any other senior subordinated indebtedness. We refer to these as "senior subordinated securities." We may also issue debt securities that may be subordinated in right of payment to the senior subordinated securities. These would be "subordinated securities." We have filed with the registration statement of which this prospectus is part three separate forms of indenture, one each for the senior securities, the senior subordinated securities and the subordinated securities.

     We may issue the debt securities without limit as to aggregate principal amount, in one or more series, in each case as we establish in one or more supplemental indentures. We need not issue all debt securities of one series at the same time. Unless we otherwise provide, we may reopen a series, without the consent of the holders of such series, for issuances of additional securities of that series.

     We anticipate that any indenture will provide that we may, but need not, designate more than one trustee under an indenture, each with respect to one or more series of debt securities. Any trustee under any indenture may resign or be removed with respect to one or more series of debt securities and we may appoint a successor trustee to act with respect to that series.

     The applicable prospectus supplement will describe the specific terms relating to the series of debt securities we will offer, including, where applicable, the following:

     o    the  title  and  series   designation  and  whether  they  are  senior
          securities, senior subordinated securities or subordinated securities;

     o    the aggregate principal amount of the securities;

     o the percentage of the principal amount at which we will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon maturity of the debt securities;

     o if convertible, the initial conversion price, the conversion period and any other terms governing such conversion;

     o    the stated maturity date;

     o    any fixed or variable interest rate or rates per annum;

     o the place where principal, premium, if any, and interest will be payable and where the debt securities can be surrendered for transfer, exchange or conversion;

     o the date from which interest may accrue and any interest payment dates;

     o    any sinking fund requirements;

     o any provisions for redemption, including the redemption price and any remarketing arrangements;

     o whether the securities are denominated or payable in U.S. dollars or a foreign currency or units of two or more foreign currencies;

     o the events of default and covenants of such securities, to the extent different from or in addition to those described in this prospectus;

     o    whether  we  will  issue  the  debt   securities  in  certificated  or
          book-entry form;

     o whether the debt securities will be in registered or bearer form and, if in registered form, the denominations if other than in even multiples of $1,000 and, if in bearer form, the denominations and terms and conditions relating thereto;

     o whether we will issue any of the debt securities in permanent global form and, if so, the terms and conditions, if any, upon which interests in the global security may be exchanged, in whole or in part, for the individual debt securities represented by the global security;

     o the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or any prospectus supplement;

     o whether we will pay additional amounts on the securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of making this payment;

     o    the subordination provisions, if any, relating to the debt securities;

     o if the debt securities are to be issued upon the exercise of debt warrants, the time, manner and place for them to be authenticated and delivered;

     o whether any of our subsidiaries will be bound by the terms of the indenture, in particular any restrictive covenants;

     o the provisions relating to any security provided for the debt securities; and

     o    the provisions relating to any guarantee of the debt securities.

     We may issue debt securities at less than the principal amount payable upon maturity. We refer to these securities as "original issue discount securities." We may also issue debt securities over par from time to time. If material or applicable, we will describe in the applicable prospectus supplement special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities or debt securities issued over par.

     Except as may be set forth in any prospectus supplement, an indenture will not contain any other provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control. You should review carefully the applicable prospectus supplement for information with respect to events of default and covenants applicable to the securities being offered.

Denominations, Interest, Registration and Transfer

     Unless otherwise described in the applicable prospectus supplement, we will issue the debt securities of any series that are registered securities in denominations that are even multiples of $1,000, other than global securities, which may be of any denomination.

     Unless otherwise specified in the applicable prospectus supplement, we will pay the interest, principal and any premium at the corporate trust office of the trustee. At our option, however, we may make payment of interest by check mailed to the address of the person entitled to the payment as it appears in the applicable register or by wire transfer of funds to that person at an account maintained within the United States.

     If we do not punctually pay or duly provide for interest on any interest payment date, the defaulted interest will be paid either:

     o to the person in whose name the debt security is registered at the close of business on a special record date we will fix; or

     o    in any other lawful manner as the applicable indenture describes.

     You may have your debt securities divided into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. We call this an "exchange."

     You may exchange or transfer debt securities at the office of the applicable trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform it ourselves. The entity performing the role of maintaining the list of registered holders is called the "registrar." It will also perform transfers.

     You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The registrar will make the transfer or exchange only if it is satisfied with your proof of ownership.

Merger, Consolidation or Sale of Assets

     Under any indenture, we are generally permitted to consolidate or merge with another company. We are also permitted to sell substantially all of our assets to another company. However, we may not take any of these actions unless all of the following conditions are met:

o If we merge out of existence or sell our assets, the other company must be a corporation, partnership or other entity organized under the laws of a State or the District of Columbia or under federal law. The other company must agree to be legally responsible for the debt securities.

o Immediately after the consolidation or merger or sale of assets we are not in default on the debt securities. A default for this purpose would include any event that would be an event of default without regard to notice obligations or the length of time of the default.

Certain Covenants

     Provision of Financial Information. We will deliver to the trustee a copy of our annual report to shareholders, our reports on Forms 10-K, 10-Q and 8-K and any other reports that we are required to file with the SEC pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934.

     Additional   Covenants.   Any   additional  or  different   covenants,   or
modifications to these covenants, with respect to any series of debt securities will be set forth in the applicable prospectus supplement.

Events of Default and Related Matters

     Events of Default. The term "event of default" means any of the following:

     o we do not pay the principal or any premium on a debt security on its due date;

     o we do not pay interest on a debt security within 30 days of its due date;

     o    we do not deposit any sinking fund payment on its due date;

     o we fail to comply with any "change of control" covenant included in the applicable indenture;

     o we remain in breach of any other term of the applicable indenture for 60 days after we receive a notice of default stating we are in breach. Either the trustee or the holders of 25% in principal amount of debt securities of the affected series may send the notice;

     o we default in the payment of any of our other indebtedness over a specified amount that results in the acceleration of the maturity of the indebtedness or constitutes a default in the payment of the indebtedness at final maturity, but only if the indebtedness is not discharged or the acceleration is not rescinded or annulled;

     o we or one of our "significant subsidiaries" files for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur; and

     o any other event of default, or modification of any of the foregoing events of default, described in the applicable prospectus supplement occurs.

The term "significant subsidiary" means each of our significant subsidiaries (as defined in Regulation S-X promulgated under the Securities Act of 1933).

     Remedies If an Event of Default Occurs. If an event of default has occurred and has not been cured, the trustee or the holders of at least 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. We call this a "declaration of acceleration of maturity." If an event of default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder. At any time after the trustee or the holders have accelerated any series of debt securities, the holders of at least a majority in principal amount of the debt securities of the affected series may, under certain circumstances, rescind and annul such acceleration.

     The trustee will be required to give notice to the holders of debt securities within 90 days of a default of which the trustee has knowledge under the applicable indenture unless the default has been cured or waived. The trustee may withhold notice to the holders of any series of debt securities of any default with respect to that series, except a default in the payment of the principal of or interest on any debt security of that series, if specified responsible officers of the trustee in good faith determine that withholding the notice is in the interest of the holders.

     Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the applicable indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. We refer to this as an "indemnity." If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the applicable indenture, subject to certain limitations.

     Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

     o you must give the trustee written notice that an event of default has occurred and remains uncured;

     o the holders of at least 25% in principal amount of all outstanding securities of the relevant series must make a written request that the trustee take action because of the default, and must offer indemnity satisfactory to the trustee against the costs, expenses and other liabilities of taking that action;

     o the trustee must have not taken action for 60 days after receipt of the above notice, request and offer of indemnity; and

     o the trustee does not receive direction contrary to the holders' written request, within 60 days following receipt of the holders' written request, from holders of a majority in principal amount of the outstanding securities of that series.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your security after its due date.

     Every year we will furnish to the trustee a written statement by certain of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities, or else specifying any default.

Modification of an Indenture

     There are three types of changes we can make to the indentures and the debt securities:

     Changes Requiring Your Approval. First, there are changes we cannot make to your debt securities without your specific approval. The following is a list of those types of changes:

     o reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

     o reduce the principal of or change the fixed maturity of any security or change any of the redemption provisions in a manner adverse to you;

     o reduce the rate of or change the time for payment of interest on any debt security;

     o waive a default in the payment of principal of or premium, if any, or interest on any debt security (except a rescission of acceleration of such debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities and a waiver of the payment default that resulted from such acceleration);

     o make any debt security payable in money other than that stated in such debt security;

     o make any change in the provisions of the indenture relating to waivers of past defaults or your right to receive payments of principal of or premium, if any, or interest on the debt securities;

     o    except  under  certain  circumstances   described  in  the  applicable
          prospectus supplement, waive a redemption payment with respect to any debt security;

     o if the debt securities are guaranteed, other than as described in the applicable prospectus supplement, release any guarantor from its obligations under its subsidiary guarantee, or change any subsidiary guarantee in any manner that would materially adversely affect you; or

     o    make any change in the foregoing amendment and waiver provisions.

     Changes Requiring a Majority Vote. The second type of change to an indenture and the debt securities is the kind that requires a vote in favor by holders of a majority of the principal amount of the particular series of debt securities affected. Most changes fall into this category, except for clarifying changes and certain other changes that would not materially adversely affect holders of the debt securities. We require the same vote to obtain a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of an indenture or the debt securities listed under "--Changes Requiring Your Approval" unless we obtain your individual consent to the waiver.

     Changes Not Requiring Approval. The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications and certain other changes that would not materially adversely affect holders of the debt securities.

     Further Details Concerning Voting. Debt securities are not considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption or if we or one of our affiliates own them. Debt securities are also not eligible to vote if they have been fully defeased as described immediately below under "--Defeasance and Covenant Defeasance--Full Defeasance." For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.

Defeasance and Covenant Defeasance

     Full Defeasance. We can, under particular circumstances, effect a full defeasance of your series of debt securities. By this we mean we can legally release ourselves from any payment or other obligations on the debt securities if we deliver certain certificates and opinions to the trustee and put in place the following arrangements to repay you:

     o We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates. If the debt securities are denominated in a foreign currency, then we may deposit foreign government notes or bonds.

     o The current federal tax law must be changed or an Internal Revenue Service ruling must be issued permitting the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves. Under current federal tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.

     o We must deliver to the trustee a legal opinion confirming the tax law change described above.

     o No default shall be in effect on the date of deposit or, insofar as bankruptcy and insolvency defaults are concerned, at any time in the period ending on the 91st day after the date of deposit (or greater period of time in which any such deposit of trust funds may remain subject to bankruptcy law insofar as those apply to the deposit by us).

     o The full defeasance must not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the applicable indenture) to which we are a party or by which we are bound.

     o We must deliver to the trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and various other opinions of counsel and officers' certificates.

     If we did accomplish a full defeasance, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. The trust deposit would, however, most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. You would also be released from any subordination provisions.

     Notwithstanding the foregoing, the following rights and obligations shall survive full defeasance:

     o    your rights to receive payments from the trust when payments are due;

     o our obligations relating to registration and transfer of securities and lost or mutilated certificates;

     o our obligations to maintain a payment office and to hold moneys for payment in trust;

     o the rights, powers, trusts, duties and immunities of the trustee, and our obligations in connection therewith; and

     o    the provisions of the indenture relating to defeasance.

     Covenant Defeasance. Under current federal tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants in the debt securities. This is called "covenant defeasance." In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities and you would be released from any subordination provisions. In order to achieve covenant defeasance, we must do certain things, including the following:

     o we must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds (or, in the case of debt securities denominated in a foreign currency, foreign government notes or bonds) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

     o we must deliver to the trustee a legal opinion confirming that under current federal tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves;

     o no default shall be in effect on the date of deposit or, insofar as bankruptcy and insolvency defaults are concerned, at any time in the period ending on the 91st day after the date of deposit (or greater period of time in which any such deposit of trust funds may remain subject to bankruptcy law insofar as those apply to the deposit by
          us);

     o the covenant defeasance must not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the applicable indenture) to which we are a party or by which we are bound; and

     o we must deliver to the trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and various other opinions of counsel and officers' certificates.

     If we accomplish covenant defeasance, we will be released from certain covenants that we will describe in the applicable prospectus supplement. If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if a shortfall in the trust deposit occurred. If one of the remaining events of default occurs, for example, our bankruptcy, and the debt securities become immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Subordination

     We will set forth in the applicable prospectus supplement the terms and conditions, if any, upon which any series of senior subordinated securities or subordinated securities is subordinated to debt securities of another series or to other indebtedness of ours. The terms will include a description of:

     o    the indebtedness ranking senior to the debt securities being offered;

     o the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing;

     o the restrictions, if any, on payments to the holders of the debt securities being offered following an event of default; and

     o provisions requiring holders of the debt securities being offered to remit some payments to holders of senior indebtedness.

Conversion Rights

     The terms and conditions, if any, upon which the debt securities are convertible into shares of our common or preferred stock will be set forth in the prospectus supplement relating thereto. Such terms will include whether the debt securities are convertible into shares of our common or preferred stock, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such debt securities and any restrictions on conversion.

Global Securities

     If so set forth in the applicable prospectus supplement, we may issue the debt securities of a series, in whole or in part, in the form of one or more global securities that will be deposited with a depositary identified in the prospectus supplement. We may issue global securities in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to any series of debt securities will be described in the prospectus supplement.

                        DESCRIPTION OF OUR CAPITAL STOCK

     The description below summarizes the more important terms of our capital stock. We have previously filed with the SEC copies of our articles of incorporation and bylaws, as amended. See "Where You Can Find More Information." You should refer to those documents for the complete terms of our capital stock. This summary is subject to and qualified by reference to the description of the particular terms of your securities described in the applicable prospectus supplement.

General

     Our authorized capital stock consists of 150,000,000 shares of common stock, par value $.01 per share, and 10,000,000 shares of preferred stock, par value $.01 per share.

Preferred Stock

     We are authorized to issue up to 10,000,000 shares of preferred stock, $0.01 par value per share.

     This section describes the general terms and provisions of our preferred stock that we may offer from time to time. The applicable prospectus supplement will describe the specific terms of the shares of preferred stock offered through that prospectus supplement. We will file a copy of the statement with respect to shares that contains the terms of each new series of preferred stock with the SEC each time we issue a new series of preferred stock, and these statements with respect to shares will be incorporated by reference into the registration statement of which this prospectus is a part. Each statement with respect to shares will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. A holder of our preferred stock should refer to the applicable statement with respect to shares, our articles of incorporation and the applicable prospectus supplement for more specific information.

     Our board of directors has been authorized, subject to limitations provided in our articles of incorporation, to provide for the issuance of shares of our preferred stock in multiple series. No shares of our preferred stock are currently outstanding.

     With respect to each series of our preferred stock, our board of directors has the authority to fix the following terms:

     o    the designation of the series;

     o    the number of shares within the series;

     o whether dividends are cumulative and, if cumulative, the dates from which dividends are cumulative;

     o the rate of any dividends, any conditions upon which dividends are payable, and the dates of payment of dividends;

     o whether the shares are redeemable, the redemption price and the terms of redemption;

     o the amount payable to a holder for each share owned if we are dissolved or liquidated;

     o whether the shares are convertible or exchangeable, the price or rate of exchange, and the applicable terms and conditions;

     o any restrictions on issuance of shares in the same series or any other series; and

     o    your voting rights for the shares you own.

     Holders of our preferred stock will not have preemptive rights with respect to shares of our preferred stock. In addition, rights with respect to shares of our preferred stock will be subordinate to the rights of our general creditors. If we receive the appropriate payment, shares of our preferred stock that we issue will be fully paid and nonassessable.

     As described under "Description of Our Depositary Shares," we may, at our option, elect to offer depositary shares evidenced by depositary receipts. If we elect to do this, each depositary receipt will represent a fractional interest in a share of the particular series of the preferred stock issued and deposited with a depositary. The applicable prospectus supplement will specify that fractional interest.

     We currently plan to retain EquiServe Trust Company, N.A. as the registrar and transfer agent of any series of our preferred stock.

Common Stock

     Voting Rights. Holders of common stock are entitled to one vote per share on each matter to be decided by our shareholders, subject to the rights of holders of any series of preferred stock that may be outstanding from time to time. Pursuant to our articles of incorporation, there are no cumulative voting rights in the election of directors. Accordingly, the holders of a majority of common stock entitled to vote in any election of directors may elect all of the directors standing for election.

     Dividend Rights and Limitations. Holders of common stock will be entitled to receive ratably any dividends or distributions that our board of directors may declare from time to time out of funds legally available for this purpose.

     Dividends and other distributions on common stock are also subject to the rights of holders of any series of preferred stock that may be outstanding from time to time and to the restrictions in our credit agreement and indentures. See "--Preferred Stock."

     Liquidation Rights. In the event of liquidation, dissolution or winding up of our affairs, after payment or provision for payment of all of our debts and obligations and any preferential distributions to holders of shares of preferred stock, if any, the holders of the common stock will be entitled to share ratably in our remaining assets available for distribution.

     Miscellaneous. All outstanding shares of common stock are validly issued, fully paid and nonassessable. Our board of directors has the power to issue shares of authorized but unissued common stock without further shareholder action. The issuance of these unissued shares could have the effect of diluting the earnings per share and book value per share of currently outstanding shares of common stock. The holders of common stock have no preemptive, subscription, redemption or conversion rights.

     Reference is made to the applicable  prospectus  supplement relating to the
common  stock  offered  by  that  prospectus   supplement  for  specific  terms,
including:

     o    amount and number of shares offered;

     o    the initial offering price, if any, and market price; and

     o    information with respect to dividends.

     Transfer Agent and Registrar. The transfer agent and registrar for our common stock is EquiServe Trust Company, N.A., 150 Royall Street, Canton, Massachusetts 02021. Its telephone number is (781) 575-2000.

                      DESCRIPTION OF OUR DEPOSITARY SHARES

General

     The description shown below, and in any applicable prospectus supplement, of certain provisions of any deposit agreement and of the depositary shares and depositary receipts representing depositary shares does not purport to be complete and is subject to and qualified in its entirety by reference to the forms of deposit agreement and depositary receipts relating to each applicable series of preferred stock. The deposit agreement and the depositary receipts contain the full legal text of the matters described in this section. We will file a copy of those documents with the SEC at or before the time of the offering of the applicable series of preferred stock. This summary also is subject to and qualified by reference to the description of the particular terms of your series of depositary shares described in the applicable prospectus supplement.

     We may, at our option, elect to offer depositary shares representing fractional interests in shares of preferred stock, rather than shares of preferred stock. If we exercise this option, we will appoint a depositary to issue depositary receipts representing those fractional interests. Preferred stock of each series represented by depositary shares will be deposited under a separate deposit agreement between us and the depositary. The prospectus supplement relating to a series of depositary shares will disclose the name and address of the depositary. Subject to the terms of the applicable deposit agreement, each holder of depositary shares will be entitled to all of the distribution, voting, conversion, redemption, liquidation and other rights and preferences of the preferred stock represented by those depositary shares.

     Depositary receipts issued pursuant to the applicable deposit agreement will evidence ownership of depositary shares. Upon surrender of depositary receipts at the office of the depositary, and upon payment of the charges provided in and subject to the terms of the deposit agreement, a holder of depositary shares will be entitled to receive the shares of preferred stock underlying the surrendered depositary receipts.

Distributions

     A depositary will be required to distribute all cash distributions received in respect of the applicable preferred stock to the record holders of depositary shares in proportion to the number of depositary shares held by the holders on the relevant record date, which will be the same as the record date fixed by us for the applicable series of preferred stock. Fractions will be rounded down to the nearest whole cent.

     If the distribution is other than in cash, a depositary will be required to distribute property received by it to the record holders of depositary shares entitled thereto, in proportion, as nearly as practicable, to the number of depositary shares owned by those holders on the relevant record date, unless the depositary determines that it is not feasible to make the distribution. In that case, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

     Depositary shares that represent preferred stock converted or exchanged will not be entitled to distributions. The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of the preferred stock will be made available to holders of depositary shares. All distributions will be subject to obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary.

Withdrawal of Preferred Stock

     Holders of depositary shares may receive the number of whole shares of the applicable series of preferred stock and any money or other property represented by those depositary shares after surrendering the depositary receipts at the corporate trust office of the depositary and paying the charges provided in the depositary agreement. Partial shares of preferred stock will not be issued. If the depositary receipts that a holder surrenders evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock the holder wishes to withdraw, then the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Once a holder has withdrawn the holder's preferred stock, the holder will not be entitled to re-deposit those shares of preferred stock under the deposit agreement in order to receive depositary shares. We do not expect that there will be any public trading market for withdrawn shares of preferred stock.

Redemption of Depositary Shares

     If we redeem a series of the preferred stock underlying the depositary shares, the depositary will redeem those depositary shares representing the preferred stock so redeemed from the proceeds received by it in connection with the redemption. The depositary will mail notice of redemption not less than 30 and not more than 60 days before the date fixed for redemption to the record holders of the depositary shares we are redeeming at their addresses appearing in the depositary's books. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. The redemption date for depositary shares will be the same as that of the preferred stock. If we are redeeming less than all of the depositary shares, the depositary will select the depositary shares we are redeeming by lot or pro rata as the depositary may determine.

     After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed outstanding. All rights of the holders of the depositary shares and the related depositary receipts will cease at that time, except the right to receive the money or other property to which the holders of depositary shares were entitled upon redemption. Receipt of the money or other property is subject to surrender to the depositary of the depositary receipts evidencing the redeemed depositary shares.

Voting of the Preferred Stock

     Upon receipt of notice of any meeting at which the holders of preferred stock represented by depositary shares are entitled to vote, a depositary will be required to mail the information contained in the notice of meeting to the record holders of the applicable depositary shares. Each record holder of depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by the holder's depositary shares. The depositary will try, as practical, to vote the depositary shares as instructed by the record holder of depositary shares. We will agree to take all reasonable action that the depositary deems necessary in order to enable it to do so. If a record holder of depositary shares does not instruct the depositary how to vote the holder's depositary shares, the depositary will abstain from voting those shares.

Liquidation Preference

     Upon our liquidation, whether voluntary or involuntary, each holder of depositary shares will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary shares, as shown in the applicable prospectus supplement.

Conversion or Exchange of Preferred Stock

     The depositary shares will not themselves be convertible into or exchangeable for common stock, preferred stock or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement, the depositary receipts may be surrendered by holders to the applicable depositary with written instructions to it to instruct us to cause conversion of the preferred stock represented by the depositary shares. Similarly, if so specified in the applicable prospectus supplement, we may require holders of depositary shares to surrender all of their depositary receipts to the applicable depositary upon our requiring the conversion or exchange of the preferred stock represented by the depositary shares into a different class of our securities. We will agree that, upon receipt of the instruction and any amounts payable in connection with the conversion or exchange, we will cause the conversion or exchange using the same procedures as those provided for delivery of preferred stock to effect the conversion or exchange. If a holder of depositary shares is converting only a part of the depositary shares, the depositary will issue the holder a new depositary receipt for any unconverted depositary shares.

Taxation

     A holder of depositary shares will be treated for U.S. federal income tax purposes as if it were a holder of the series of preferred stock represented by the depositary shares. Therefore, the holder of depositary shares will be required to take into account for U.S. federal income tax purposes income and deductions to which it would be entitled if it were a holder of the underlying series of preferred stock. In addition:

     o no gain or loss will be recognized for U.S. federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares provided in the deposit agreement;

     o the tax basis of each share of preferred stock issued to a holder as exchanging owner of depositary shares will, upon exchange, be the same as the aggregate tax basis of the depositary shares exchanged for the preferred stock; and

     o if a holder held the depositary shares as a capital asset at the time of the exchange for preferred stock, the holding period for shares of the preferred stock will include the period during which the holder owned the depositary shares.

Amendment and Termination of a Deposit Agreement

     We and the applicable depositary are permitted to amend the form of the depositary receipt and the provisions of the deposit agreement. However, the holders of at least a majority of the applicable depositary shares then outstanding must approve any amendment that adds or increases fees or materially and adversely alters the rights of holders. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, by continuing to hold the receipt, will be bound by the applicable deposit agreement, as amended.

     Any deposit agreement may be terminated by us upon not less than 30 days' prior written notice to the applicable depositary if a majority of each series of preferred stock affected by the termination consents to the termination. When that event occurs, the depositary will be required to deliver or make available to each holder of depositary shares, upon surrender of the depositary receipts held by the holder, the number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by the depositary receipts, together with any other property held by the depositary with respect to the depositary shares. In addition, a deposit agreement will automatically terminate if:

     o    all outstanding depositary shares have been redeemed;

     o there shall have been a final distribution in respect of the related preferred stock in connection with our liquidation and the distribution has been made to the holders of depositary receipts evidencing the depositary shares underlying the preferred stock; or

     o each of the shares of related preferred stock shall have been converted or exchanged into securities not represented by depositary shares.

Charges of a Depositary

     We will pay all transfer and other taxes and governmental charges arising solely from the existence of a deposit agreement. In addition, we will pay the fees and expenses of a depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. However, holders of depositary shares will pay any transfer taxes or other governmental charges and the fees and expenses of a depositary, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

     A depositary may resign at any time by delivering to us notice of its election to do so. In addition, we may at any time remove a depositary. Any resignation or removal will take effect when we appoint a successor depositary and it accepts the appointment. We must appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. A depositary must be a bank or trust company having its principal office in the United States that has a combined capital and surplus of at least $50 million.

Miscellaneous

     A depositary will be required to forward to holders of depositary shares any reports and communications that it receives from us with respect to the related preferred stock. Holders of depository shares will be able to inspect the transfer books of the depository and the list of holders of depositary shares upon reasonable notice.

     Neither we nor a depositary will be liable if either of us are prevented from, or delayed in performing, by law or any circumstances beyond our control, our obligations under a deposit agreement. Our obligations and those of the depositary under a deposit agreement will be limited to performing our duties in good faith and without gross negligence or willful misconduct. Neither we nor any depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or related preferred stock unless satisfactory indemnity is furnished. We and each depositary will be permitted to rely on written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, by holders of depositary shares, or by other persons believed in good faith to be competent to give the information, and on documents believed in good faith to be genuine and signed by a proper party.

     If a depositary receives conflicting claims, requests or instructions from any holders of depositary shares, on the one hand, and us, on the other hand, the depositary shall be entitled to act on the claims, requests or instructions received from us.

                           DESCRIPTION OF OUR WARRANTS

     This section describes the general terms and provisions of our warrants to acquire our securities that we may issue from time to time. The applicable prospectus supplement will describe the specific terms of the warrants offered through that prospectus supplement.

     We may issue, together with any other securities being offered or separately, warrants entitling the holder to purchase from or sell to us, or to receive from us the cash value of the right to purchase or sell, our debt securities, preferred stock, depositary shares or common stock. We and a warrant agent will enter a warrant agreement pursuant to which the warrants will be issued. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. We will file a copy of the warrants and the warrant agreement with the SEC at or before the time of the offering of the applicable series of warrants. A holder of our warrants should refer to the provisions of the applicable warrant agreement and prospectus supplement for more specific information.

     In the case of each series of warrants, the applicable prospectus supplement will describe the terms of the warrants being offered thereby. These include the following, if applicable:

     o    the offering price;

     o    the number of warrants offered;

     o    the securities underlying the warrants;

     o the exercise price, the amount of securities you will receive upon exercise, the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

     o    the rights, if any, we have to redeem the warrants;

     o    the date on which the warrants will expire;

     o    U.S. federal income tax consequences;

     o    the name of the warrant agent; and

     o    any other terms of the warrants.

     Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

     The warrant agreements may be amended or supplemented without the consent of the holders of the warrants to which it applies to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants. However, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable warrants then outstanding approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement as amended. The prospectus supplement applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price and the expiration date, may not be altered without the consent of the holder of each warrant.

                   DESCRIPTION OF THE STOCK PURCHASE CONTRACTS
                          AND THE STOCK PURCHASE UNITS

     We may issue contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of common stock at a future date or dates, which we refer to herein as "stock purchase contracts." The price per share of common stock and the number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, trust preferred securities or debt obligations of third parties, including U.S. treasury securities, which secure the holders' obligations to purchase the common stock under the stock purchase contracts. We refer to these units herein as "stock purchase units." The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or refunded on some basis.

     The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. The description in the applicable prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units. Material U.S. federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

                  DESCRIPTION OF THE TRUST PREFERRED SECURITIES

     If and when IM Capital Trust issues trust preferred securities, its declaration of trust will be replaced by an amended and restated declaration of trust which will authorize its trustees to issue one series of trust preferred securities and one series of trust common securities. The form of amended and restated declaration of trust is filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.

     The terms of the trust preferred securities will include those stated in IM Capital Trust's declaration of trust, as it may be amended and restated from time to time, and those made a part of that declaration by the Trust Indenture Act of 1939. This section describes the general terms and provisions of IM Capital Trust's amended and restated declaration of trust and the trust securities IM Capital Trust may offer from time to time. The applicable prospectus supplement will describe the specific terms of the amended and restated declaration of trust and the trust preferred securities offered through that prospectus supplement. Any final amended and restated declaration of trust will be filed with the SEC if IM Capital Trust issues trust preferred securities. A holder of trust preferred securities should read the applicable prospectus supplement and the amended and restated declaration of trust for more specific information.

     The prospectus supplement relating to the trust preferred securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

     o    the designation of the trust preferred securities;

     o    the number of trust preferred securities to be issued;

     o the annual distribution rate and any conditions upon which distributions are payable, the distribution payment dates, the record dates for distribution payments and the additional amounts, if any, that may be payable with respect to the trust preferred securities;

     o whether distributions will be cumulative and compounding and, if so, the dates from which distributions will be cumulative or compounded;

     o the amounts that will be paid out of the assets of IM Capital Trust, after the satisfaction of liabilities to creditors of IM Capital Trust, to the holders of trust preferred securities upon dissolution, winding up or termination of IM Capital Trust;

     o    any repurchase, redemption or exchange provisions;

     o any preference or subordination rights upon a default or liquidation of IM Capital Trust;

     o any voting rights of the trust preferred securities in addition to those required by law, including the number of votes per trust preferred security and any requirement for the approval by the holders of trust preferred securities, as a condition to a specified action or amendments to the declaration of trust;

     o terms for any conversion or exchange of the related series of our debt securities or the trust preferred securities into other securities;

     o any rights to defer distributions on the trust preferred securities by extending the interest payment period on the related series of our debt securities;

     o    any terms and  conditions  upon which the  related  series of our debt
          securities  may  be   distributed   to  holders  of  trust   preferred
          securities; and

     o any other relevant terms, rights, preferences, privileges, limitations or restrictions of the trust preferred securities.

     The regular trustee, on behalf of IM Capital Trust and pursuant to the declaration of trust, will issue one class of trust preferred securities and one class of trust common securities. The trust preferred and trust common securities will represent undivided beneficial ownership interests in the assets of IM Capital Trust. Except as described in the applicable prospectus supplement, the trust preferred securities will rank equally, and payments will be made thereon proportionately, with the trust common securities. The trust preferred securities will be issued to the public under the registration statement of which this prospectus is a part. The trust common securities will be issued directly or indirectly to us.

     The only source of cash to make payments on the trust preferred securities issuable by IM Capital Trust will be payments on debt securities IM Capital Trust purchases from us. The property trustee of IM Capital Trust will hold legal title to the debt securities IM Capital Trust purchases in trust for the benefit of the holders of its trust preferred securities. If IM Capital Trust is dissolved, after satisfaction of IM Capital Trust's creditors, the property trustee may distribute the debt securities held in trust on a proportionate basis to the holders of trust preferred and trust common securities.

     We will execute a guarantee agreement for the benefit of the holders of the trust preferred securities. The terms of our guarantee will be set forth in the applicable prospectus supplement and are summarized under the caption "Description of the Trust Preferred Securities Guarantee" included elsewhere in this prospectus. As discussed below, the guarantee will not guarantee the payment of distributions, or any amounts payable on redemption or liquidation of the trust preferred securities when IM Capital Trust does not have funds available to make these payments.

     In the applicable prospectus supplement we will also describe certain material U.S. federal income tax consequences and special considerations applicable to the trust preferred securities.

             DESCRIPTION OF THE TRUST PREFERRED SECURITIES GUARANTEE

     If and when IM Capital Trust issues trust preferred securities, we will fully and unconditionally guarantee payments on the trust preferred securities as described in this section, any applicable prospectus supplement and the guarantee executed by us in connection with the issuance of the trust preferred securities. The Bank of New York, as guarantee trustee, will hold the guarantee for the benefit of the holders of trust preferred securities.

     This section describes the general terms and provisions of our trust preferred securities guarantee. The applicable prospectus supplement will describe the specific terms of the trust preferred securities guarantee. The form of trust guarantee is filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. We will file with the SEC a final guarantee if IM Capital Trust issues trust preferred securities. A holder of trust preferred securities should refer to the applicable prospectus supplement and to the full text of our guarantee, and those terms made a part of the guarantee by the Trust Indenture Act of 1939, for more specific information.

     We will irrevocably and unconditionally agree to pay in full to holders of trust preferred securities the following amounts to the extent not paid by IM Capital Trust:

     o any accumulated and unpaid distributions and any additional amounts with respect to the trust preferred securities and any redemption price for trust preferred securities called for redemption by IM Capital Trust, if and to the extent that we have made corresponding payments on the debt securities to the property trustee of IM Capital Trust; and

     o payments upon the dissolution of IM Capital Trust equal to the lesser of:

          (1) the liquidation amount plus all accumulated and unpaid distributions and additional amounts on the trust preferred securities to the extent IM Capital Trust has funds legally available for those payments; and

          (2) the amount of assets of IM Capital Trust remaining legally available for distribution to the holders of trust preferred securities in liquidation of IM Capital Trust.

     We will not be required to make these liquidation payments if:

     o IM Capital Trust distributes the debt securities to the holders of trust preferred securities in exchange for their trust preferred securities; or

     o IM Capital Trust redeems the trust preferred securities in full upon the maturity or redemption of the debt securities.

     We may satisfy our obligation to make a guarantee payment either by making payment directly to the holders of trust preferred securities or to the guarantee trustee for remittance to the holders or by causing IM Capital Trust to make the payment to them.

     The guarantee is a guarantee from the time of issuance of the applicable series of trust preferred securities. THE GUARANTEE ONLY COVERS, HOWEVER, DISTRIBUTIONS AND OTHER PAYMENTS ON TRUST

PREFERRED SECURITIES IF AND TO THE EXTENT THAT WE HAVE MADE CORRESPONDING PAYMENTS ON THE DEBT SECURITIES TO THE APPLICABLE PROPERTY TRUSTEE. IF WE DO NOT MAKE THOSE CORRESPONDING PAYMENTS ON THE DEBT SECURITIES, IM CAPITAL TRUST WILL NOT HAVE FUNDS AVAILABLE FOR PAYMENTS AND WE WILL HAVE NO OBLIGATION TO MAKE A GUARANTEE PAYMENT.

     The obligations under the debt securities, the associated indenture, IM Capital Trust's declaration of trust and our related guarantee, taken together, will provide a full and unconditional guarantee of payments of distributions and other amounts due on the trust preferred securities.

Iron Mountain Covenants

     In the guarantee, we will agree that, as long as any trust preferred securities issued by IM Capital Trust are outstanding, we will not make the payments and distributions described below if:

     o we are in default on our guarantee payments or other payment obligations under the related guarantee;

     o any trust enforcement event under IM Capital Trust's declaration of trust has occurred and is continuing; or

     o we elect to defer payments of interest on the related debt securities by extending the interest payment period, and that deferral period is continuing.

     In these circumstances, we will agree that we will not:

     o declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of our capital stock; or

     o make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank equally with, or junior in interest to, the debt securities we issue to IM Capital Trust or make any guarantee payments with respect to any guarantee by us of the debt of any of our subsidiaries if that guarantee ranks equally with or junior in interest to the debt securities we issue to IM Capital Trust.

     However, even during these circumstances, we may:

     o purchase or acquire our capital stock in connection with the satisfaction of our obligations under any employee benefit plans or pursuant to any contract or security outstanding on the first day of any extension period requiring us to purchase our capital stock (other than a contract or security ranking expressly by its terms on a parity with or junior to the debt securities);

     o reclassify our capital stock or exchange or convert one class or series of our capital stock for another class or series of our capital stock;

     o purchase fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of our capital stock or the security being converted or exchanged;

     o declare dividends or distributions in our capital stock where the dividend stock is the same stock as that on which the dividend is being paid;

     o    redeem, repurchase or issue any rights pursuant to a rights agreement;
          and

     o make payments under the guarantee related to the trust preferred securities.

     In addition, as long as trust preferred securities issued by IM Capital Trust are outstanding, we will agree that we will:

     o remain the sole direct or indirect owner of all the outstanding trust common securities of IM Capital Trust, except as permitted by its declaration of trust;

     o permit the trust common securities of IM Capital Trust to be transferred only as permitted by its declaration of trust; and

     o use reasonable efforts to cause IM Capital Trust to continue to be treated as a grantor trust for U.S. federal income tax purposes, except in connection with a distribution of debt securities to the holders of trust preferred securities as provided in its declaration of trust, in which case IM Capital Trust would be dissolved.

Amendments and Assignment

     We and the guarantee trustee may amend the guarantee without the consent of any holder of trust preferred securities if the amendment does not adversely affect the rights of the holders in any material respect. In all other cases, we and the guarantee trustee may amend the guarantee only with the prior approval of the holders of at least a majority of outstanding trust preferred securities issued by IM Capital Trust.

     We may assign our obligations under the guarantee only in connection with a consolidation, merger or asset sale involving us that is permitted under the indenture governing the debt securities.

Termination of the Guarantee

     Our guarantee will terminate upon:

     o full payment of the redemption price of all trust preferred securities of IM Capital Trust;

     o distribution of the related debt securities, or any securities into which those debt securities are convertible, to the holders of the trust preferred and trust common securities of IM Capital Trust in exchange for all the securities issued by IM Capital Trust; or

     o    full  payment of the amounts  payable upon  liquidation  of IM Capital
          Trust.

     The guarantee will, however, continue to be effective, or will be reinstated, if any holder of trust preferred securities must repay any amounts paid on those trust preferred securities or under the guarantee.

Status of the Guarantee

     We will specify in the applicable prospectus supplement the ranking of the guarantee with respect to our capital stock and other liabilities, including other guarantees.

     The guarantee will be deposited with the guarantee trustee to be held for the benefit of the holders of the trust preferred securities. The guarantee trustee will have the right to enforce the guarantee on the holders' behalf. In most cases, the holders of a majority of outstanding trust preferred securities issued by IM Capital Trust will have the right to direct the time, method and place of:

     o conducting any proceeding for any remedy available to the applicable guarantee trustee; or

     o exercising any trust or other power conferred upon that guarantee trustee under the guarantee.

     The guarantee will constitute a guarantee of payment and not merely of collection. This means that the guarantee trustee may institute a legal proceeding directly against us to enforce the payment rights under the guarantee, without first instituting a legal proceeding against IM Capital Trust or any other person or entity.

     If the guarantee trustee fails to enforce the guarantee or we fail to make a guarantee payment, a holder of the trust preferred securities may institute a legal proceeding directly against us to enforce the holder's rights under that guarantee without first instituting a legal proceeding against IM Capital Trust, the guarantee trustee or any other person or entity.

Periodic Reports Under Guarantee

     We will be required to provide annually to the guarantee trustee a statement as to our performance of our obligations and our compliance with all conditions under the guarantee.

Duties of Guarantee Trustee

     The guarantee trustee normally will perform only those duties specifically set forth in the guarantee. The guarantee will not contain any implied covenants. If a default occurs on the guarantee, the guarantee trustee will be required to use the same degree of care and skill in the exercise of its powers under the guarantee as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. The guarantee trustee will exercise any of its rights or powers under the guarantee at the request or direction of holders of the trust preferred securities only if the guarantee trustee is offered security and indemnity satisfactory to it.

     RELATIONSHIP AMONG THE DEBT SECURITIES, THE TRUST PREFERRED SECURITIES
                  AND THE TRUST PREFERRED SECURITIES GUARANTEE

     To the extent set forth in the guarantee and to the extent funds are available, we will irrevocably guarantee the payment of distributions and other amounts due on the trust preferred securities. If and to the extent we do not make payments on the debt securities to the property trustee, IM Capital Trust will not have sufficient funds to pay distributions or other amounts due on the trust preferred securities. The guarantee does not cover any payment of distributions or other amounts due on the trust preferred securities unless IM Capital Trust has sufficient funds for the payment of such distributions or other amounts. In such event, a holder of trust preferred securities may institute a legal proceeding directly against us to enforce payment of such distributions or other amounts to such holder after the respective due dates. Taken together, our obligations under the debt securities, the associated indenture, IM Capital Trust's declaration of trust and our related guarantee will provide a full and unconditional guarantee of payments of distributions and other amounts due on the trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that provides a full and unconditional guarantee of IM Capital Trust's payment obligations under the trust preferred securities.

Sufficiency of Payments

     As long as payments of interest and other amounts are made when due on the debt securities, such payments will be sufficient to cover distributions and payments due on the trust preferred securities because of the following factors:

     o the aggregate principal amount of the debt securities will be equal to the sum of the aggregate stated liquidation amount of the trust preferred securities;

     o the interest rate and the interest and other payment dates on the debt securities will match the distribution rate and distribution and other payment dates for the trust preferred securities;

     o we, as issuer of the debt securities, will pay, and IM Capital Trust will not be obligated to pay, directly or indirectly, any costs, expenses, debts and obligations of IM Capital Trust, other than with respect to the trust preferred securities; and

     o the declaration of trust will further provide that IM Capital Trust will not engage in any activity that is not consistent with the limited purposes of IM Capital Trust.

     Notwithstanding anything to the contrary in the indenture, we have the right to set off any payment we are otherwise required to make thereunder against and to the extent we have already made, or are concurrently on the date of such payment making, a related payment under the guarantee.

Enforcement Rights of Holders of Preferred Securities

     The declaration of trust provides that if we fail to make interest or other payments on the debt securities when due, taking account of any extension period, the holders of the trust preferred securities may direct the property trustee to enforce its rights under the applicable indenture. If the property trustee fails to enforce its rights under the indenture in respect of an event of default under the indenture, any holder of record of trust preferred securities may, to the fullest extent permitted by applicable law, institute a legal proceeding against us to enforce the property trustee's rights under the indenture without first instituting any legal proceeding against IM Capital Trust, the property trustee or any other person or entity. Notwithstanding the foregoing, if a trust enforcement event has occurred and is continuing and such event is attributable to our failure to pay interest, premium or principal on the debt securities on the date such interest, premium or principal is otherwise payable, then a holder of trust preferred securities may institute a direct action against us for payment of such holder's pro rata share. If a holder brings such a direct action, we will be entitled to that holder's rights under IM Capital Trust's declaration of trust to the extent of any payment made by us to that holder.

     If we fail to make payments under the guarantee, a holder of trust preferred securities may institute a proceeding directly against us for enforcement of the guarantee for such payments.

Limited Purpose of Trust

     The trust preferred securities evidence undivided beneficial ownership interests in the assets of IM Capital Trust, and IM Capital Trust exists for the sole purpose of issuing and selling the trust preferred and trust common securities and using the proceeds to purchase our debt securities. A principal difference between the rights of a holder of trust preferred securities and a holder of our debt securities is that a holder of our debt securities is entitled to receive from us the principal amount of, and interest accrued on, the debt securities held, while a holder of trust preferred securities is entitled to receive distributions and other payments from IM Capital Trust, or from us under the guarantee, only if, and to the extent, IM Capital Trust has funds available for the payment of such distributions and other payments.

Rights Upon Dissolution

     Upon any voluntary or involuntary dissolution of IM Capital Trust involving the redemption or repayment of the debt securities, the holders of the trust preferred securities will be entitled to receive, out of assets held by IM Capital Trust, subject to the rights of creditors of IM Capital Trust, if any, the liquidation distribution in cash. Because we are the guarantor under the guarantee and, as issuer of the debt securities, we have agreed to pay for all costs, expenses and liabilities of IM Capital Trust other than IM Capital Trust's obligations to the holders of the trust preferred securities, the positions of a holder of trust preferred securities and a holder of debt securities relative to other creditors and to our stockholders in the event of liquidation or bankruptcy of us would be substantially the same.

          DESCRIPTION OF CERTAIN PROVISIONS OF PENNSYLVANIA LAW AND OUR
                      ARTICLES OF INCORPORATION AND BYLAWS

     We are organized as a Pennsylvania corporation. The following is a summary of our articles of incorporation and bylaws and certain provisions of Pennsylvania law. Because it is a summary, it does not contain all the information that may be important to you. If you want more information, you should read our entire articles of incorporation and bylaws, copies of which we have previously filed with the SEC, see "Where You Can Find More Information," or refer to the provisions of Pennsylvania law.

     Pennsylvania law, our articles of incorporation and our bylaws contain some provisions that could delay or make more difficult the acquisition of us by means of a tender offer, a proxy contest or otherwise. These provisions, as described below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us first to negotiate with us. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging such proposals because, among other things, negotiations with respect to such proposals could result in an improvement of their terms.

Pennsylvania Anti-Takeover Statutory Provisions

     We are subject to the anti-takeover provisions of Section 2538 and Sections 2551-2556 of the Pennsylvania Business Corporation Law of 1988, as amended (the "PBCL"), which in certain cases impose restrictions on, including providing for supermajority shareholder approval of, business combinations involving us and any "interested shareholder." "Interested shareholder" includes generally, in the case of Section 2538, shareholders who are a party to the business combination or who are treated differently from other shareholders, and, in the case of Sections 2551-2556, shareholders beneficially owning 20% or more of the voting power of a "registered" corporation, such as us, or an affiliate or associate of such corporation which, during the prior five year period, beneficially owned 20% or more of the voting power of such corporation. The term "business combination" is broadly defined to include various transactions including mergers, consolidations, asset sales and other similar transactions to or with the interested shareholder or with, involving or resulting in any other corporation which is or would be after the transaction, an affiliate or associate of an interested shareholder. The PBCL provides for further statutory anti-takeover provisions relating to control transactions, control-share acquisitions and disgorgement. We have specifically opted out of these provisions pursuant to our articles of incorporation.

     The PBCL also provides that when making decisions concerning takeovers or any other matters, the directors of a corporation may consider, to the extent that they deem appropriate, among other things, (1) the effects of any proposed transaction upon any or all groups affected by the transaction, including, among others, shareholders, employees, suppliers, customers, creditors and communities in which we have offices, (2) the short-term and long-term interests of the corporation and (3) the resources, intent and conduct of the person seeking control.

Classified   Board  of  Directors  and  Other  Provisions  of  Our  Articles  of
Incorporation and Bylaws

     Our bylaws provide that, other than directors to be elected by holders of any series of preferred stock, our board of directors is to be composed of three classes, with staggered three-year terms, each class to be as nearly equal in number as reasonably possible. Accordingly, at each annual meeting of shareholders, only approximately one-third of the directors will be elected. The classification of directors has the effect of making it more difficult to change the composition of our board of directors.

     Our bylaws provide that a vacancy on the board of directors, including a vacancy created by an increase in the size of the board of directors by the directors, may be filled by a majority of the remaining directors, or by a sole remaining director, or by the shareholders, and each person so elected shall be a director to serve for the balance of the unexpired term of that class of directors. Likewise, under the PBCL, without an unanimous vote, shareholders may only remove directors for cause. These provisions are to ensure that a third party would be precluded from removing incumbent directors and simultaneously gaining control of the board of directors by filling the vacancies with its own nominees.

     Certain other provisions of our articles of incorporation and bylaws could also have the effect of preventing or delaying any change in control of us, including:

     o the advance notification procedures imposed on shareholders for shareholder nominations of candidates for the board of directors and for other shareholder business to be conducted at annual or special meetings;

     o the absence of authority for shareholders to call special shareholder meetings, except in certain limited circumstances mandated by the PBCL; and

     o the absence of authority for shareholder action by unanimous or partial written consent in lieu of an annual or special meeting.

     These   provisions,   the  classified  board  of  directors  and  statutory
anti-takeover provisions, could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of us.

Limitation of Directors' Liability and Indemnification of Directors and Officers

     As permitted by the PBCL, our bylaws provide that a director shall not be personally liable for monetary damages for any action taken, or any failure to take any action, unless the director breaches or fails to perform the duties of his office under the PBCL, and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. These provisions of our bylaws, however, do not apply to the responsibility or liability of a director pursuant to any criminal statute, or to the liability of a director for the payment of taxes pursuant to local, state or federal law. These provisions offer persons who serve on the board of directors protection against awards of monetary damages for negligence in the performance of their duties.

     Our bylaws also provide that directors or officers made a party to, or threatened to be made a party to, or otherwise involved in, any proceeding, because he or she is or was a representative of us or is or was serving as a representative of another corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, on our behalf, shall be indemnified and held harmless by us to the fullest extent permitted by Pennsylvania law against all expenses, liabilities and losses reasonably incurred by or imposed upon him or her, in connection with any threatened, pending or completed action, suit or proceeding. Indemnification is not available, however, if a court determines that the act or failure to act giving rise to the claim constitutes willful misconduct or recklessness.

     Pursuant to our bylaws, amending the provisions to reduce the limitation of director's liability or limit the right to indemnification requires unanimous vote of the directors or a majority vote of the shareholders.

                              PLAN OF DISTRIBUTION

     We and IM Capital Trust may sell the offered securities to one or more underwriters for public offering and sale by them. We and IM Capital Trust may also sell the offered securities to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of the offered securities in the applicable prospectus supplement.

     The distribution of offered securities may be effected from time to time in one or more transactions at:

     o    a fixed price or varying prices;

     o    market prices prevailing at the time of sale;

     o    prices related to the market prices; or

     o    negotiated prices.

     Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Underwriters, dealers and agents may be entitled, under agreements with us and/or IM Capital Trust, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933, and to reimbursement by us and/or IM Capital Trust for certain expenses.

     If an underwriter or underwriters are used in the offer or sale of securities, we and/or IM Capital Trust will execute an underwriting agreement with the underwriters at the time of sale of the securities to the underwriters, and the names of the underwriters and the principal terms of our and/or IM Capital Trust's agreements with the underwriters will be provided in the applicable prospectus supplement.

     If we so indicate in the prospectus supplement, we and IM Capital Trust may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us or IM Capital Trust at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

     Unless otherwise specified in the related prospectus supplement, each series of offered securities, other than shares of common stock, will be a new issue with no established trading market. Any shares of common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange, subject to official notice of issuance. We and IM Capital Trust may elect to list any other series or class of offered securities on an exchange or on the Nasdaq National Market, but are not obligated to do so. Any underwriters to whom offered securities are sold by us for public offering and sale may make a market in those offered securities. Underwriters will not be obligated to make any market, however, and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading markets for, any offered securities.

     Certain of the underwriters and their affiliates may engage in transactions with and perform services for us in the ordinary course of business for which they receive compensation.

     The specific terms and manner of sale of the offered securities will be shown or summarized in the applicable prospectus supplement.

                       VALIDITY OF THE OFFERED SECURITIES

     Sullivan & Worcester LLP, Boston, Massachusetts, will pass upon the validity of the debt securities, preferred stock, depositary shares, common stock, warrants, guarantees, stock purchase contracts and stock purchase units. As to certain matters of Pennsylvania law, Sullivan & Worcester LLP will rely upon an opinion of Ballard Spahr Andrews & Ingersoll, LLP, Philadelphia, Pennsylvania.

     The validity of the trust preferred securities to be issued by IM Capital Trust, and the enforceability of its declaration of trust and the creation of IM Capital Trust, will be passed upon by Richards, Layton and Finger, P.A., Wilmington, Delaware.

                      NOTICE REGARDING ARTHUR ANDERSEN LLP

     Effective June 19, 2002, we dismissed Arthur Andersen LLP, our former independent auditor. Our audited consolidated financial statements as of December 31, 2001 and for the years ended December 31, 2001 and 2000 that are incorporated by reference in the registration statement of which this prospectus forms a part were audited by Andersen as stated in their reports incorporated by reference herein, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in auditing and accounting. Andersen has not consented to the incorporation by reference of its audit reports in the registration statement of which this prospectus forms a part, and we have dispensed with the requirement to file Andersen's consent in reliance on Rule 437a under the Securities Act. Since Andersen has not consented to the incorporation by reference of their audit reports in the registration statement, an investor's ability to seek potential recoveries from Andersen related to any claims that an investor may assert as a result of the work performed by Andersen may be limited significantly by the lack of such consent and the diminished amount of assets of Andersen that are or may be available to satisfy any such claims.

                                     EXPERTS

The consolidated financial statements as of and for the year ended December 31, 2002 incorporated in this prospectus by reference from the Iron Mountain Incorporated Annual Report on Form 10-K for the year ended December 31, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion on the 2002 financial statements and includes an explanatory paragraph concerning the application of procedures relating to certain disclosures and reclassifications of financial statement amounts related to the 2001 and 2000 financial statements that were audited by other auditors who have ceased operations) which is incorporated by reference, and have been so incorporated in reliance upon the report of such firm given their authority as experts in accounting and auditing.

     The report dated February 21, 2003 of RSM Robson Rhodes, the independent auditors, on the consolidated financial statements of Iron Mountain Europe Limited as of October 31, 2001 and 2002 and for the three years ended October 31, 2002, is incorporated into the registration statement of which this prospectus forms a part by reference from the Iron Mountain Incorporated Annual Report on Form 10-K for the year ended December 31, 2002 and, is incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing.

     On May 3, 2003, RSM Robson Rhodes transferred its business to RSM Robson Rhodes LLP (a Limited Liability Partnership under the Limited Liability Partnerships Act 2000). Under the powers given by Paragraph 3 of Section 26 of the Companies Act 1989, the Board of Directors of Iron Mountain Europe Limited resolved that the previous appointment of RSM Robson Rhodes as the auditors of Iron Mountain Europe Limited should be extended, with effect from May 3, 2003, to RSM Robson Rhodes LLP.

     The consolidated financial statements of Iron Mountain Incorporated and its subsidiaries as of December 31, 2001 and for the years ended December 31, 2001 and 2000, and its supplemental schedule, Valuation and Qualifying Accounts, included in its Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission on March 21, 2003 and incorporated by reference into the registration statement of which this prospectus forms a part, have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their report dated February 22, 2002 (except with respect to Note 17, as to which the date is March 15, 2002). In their report on Iron Mountain's consolidated financial statements, that firm states that, with respect to certain subsidiaries, its opinion is based on the report of RSM Robson Rhodes, independent public accountants. The consolidated financial statements and supporting schedule referred to above have been incorporated by reference herein in reliance upon the authority of those firms as experts in giving said reports.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of those documents upon payment of a duplicating fee to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. You can review our SEC filings and the registration statement by accessing the SEC's Internet site at http://www.sec.gov. Our common stock is listed on the New York Stock Exchange where reports, proxy statements and other information concerning us can also be inspected. The offices of the NYSE are located at 20 Broad Street, New York, New York 10005.

                       DOCUMENTS INCORPORATED BY REFERENCE

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Statements in this prospectus regarding the contents of any contract or other document may not be complete. You should refer to the copy of the contract or other document filed as an exhibit to the registration statement. Later information filed with the SEC will update and supersede information we have included or incorporated by reference in this prospectus.

     We incorporate by reference the following documents filed by us:

     o Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

     o    Quarterly Report on Form 10-Q for the quarter ended March 31, 2003.

     o    Definitive Proxy on Schedule 14A filed April 17, 2003.

     o Current Reports on Form 8-K filed April 9, 2003, April 30, 2003 and May 7, 2003.

     o The description of our common stock contained in the Registration Statement on Form 8-A dated May 27, 1997, including all amendments and reports filed for the purpose of updating such description.

     In addition to the documents listed above, we incorporate by reference any future filings made by us, including filings made prior to the effectiveness of this registration statement, with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until our offering of the securities made by this prospectus is completed or terminated.

     We will provide you with a copy of the information we have incorporated by reference, excluding exhibits other than those to which we specifically refer. You may obtain this information at no cost by writing or telephoning us at: 745 Atlantic Avenue, Boston, Massachusetts 02111, (617) 535-4799, Attention:
Investor Relations.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

                              Subject To Completion
                    Preliminary Prospectus Dated May 22, 2003

                           Iron Mountain Incorporated

                           Direct Stock Purchase Plan



     This prospectus relates to our Direct Stock Purchase Plan. The plan is designed to provide investors with a convenient and economical way to purchase shares of our common stock. Under the plan, participants may:

     o Purchase their first shares of our common stock by making an initial cash investment of at least $1,000 and up to $10,000.

     o Purchase additional shares of our common stock by making optional cash investments at any time of at least $500 per payment and up to a maximum of $10,000 per month.

     o Make optional cash investments in excess of $10,000 per month, but only after submission of a written request for waiver has been made to us and after we have given our written approval, which we may grant or refuse to grant in our sole discretion.

     o On investments in excess of $10,000 that we approve, purchase newly issued shares of our common stock at a discount of up to 5%, as we may determine from time to time in our sole discretion.

     o Elect to automatically reinvest cash dividends, if any, that we pay in the future on all or a portion of their shares of common stock.

     Please read this prospectus in its entirety for a more detailed description of our Direct Stock Purchase Plan and its features.

     Our common stock is listed on the New York Stock Exchange under the symbol "IRM."

     Investing in our securities involves risks. See "Risk Factors" beginning on page 2.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     Our   principal   executive   office  is  745  Atlantic   Avenue,   Boston,
Massachusetts 02111 and our telephone number is (617) 535-4766.

               The date of this prospectus is _____________, 2003

                                TABLE OF CONTENTS
                                                                          Page
Cautionary Note Regarding Forward-Looking Information..................     1
Our Company............................................................     2
Risk Factors...........................................................     2
Description of Our Direct Stock Purchase Plan..........................     3
Use of Proceeds........................................................    18
Plan of Distribution...................................................    18
Sales of Shares by Participants........................................    19
Validity of the Offered Securities.....................................    19
Notice Regarding Arthur Andersen LLP...................................    19
Experts................................................................    19
Where You Can Find More Information....................................    20
Documents Incorporated By Reference....................................    20

     You should rely only on the information incorporated by reference or provided in this document and any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any jurisdiction where it is unlawful. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

     References in this prospectus to the terms "we," "our" or "us" or other similar terms mean Iron Mountain Incorporated and its consolidated subsidiaries, unless we state otherwise or the context indicates otherwise.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

     We have made and incorporated by reference statements in this document that constitute "forward-looking statements" as that term is defined in the federal securities laws. These forward-looking statements concern our operations, economic performance, goals, beliefs, strategies, objectives, plans, current expectations and financial condition. The forward-looking statements are subject to various known and unknown risks, uncertainties and other factors. When we use words such as "believes," "expects," "anticipates," "estimates" or similar expressions, we are making forward-looking statements.

     Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved and actual results may differ materially from our expectations. Important factors that could cause actual results to differ from expectations include, among others, those set forth below. For a more detailed discussion of some of these factors, please read carefully the information under "Risk Factors" beginning on page 2.

     o    changes in customer preferences and demand for our services;

     o changes in the price for our services relative to the cost of providing such services;

     o    the cost and availability of financing for contemplated growth;

     o our ability or inability to complete acquisitions on satisfactory terms and to integrate acquired companies efficiently;

     o in the various digital businesses on which we are embarking, capital and technical requirements will be beyond our means, markets for our services will be less robust than anticipated, or competition will be more intense than anticipated;

     o the possibility that business partners upon whom we depend for technical assistance or management and acquisition expertise outside the United States will not perform as anticipated;

     o changes in the political and economic environments in the countries in which our international subsidiaries operate; and

     o    other  trends in  competitive  or economic  conditions  affecting  our
          financial   condition   or  results  of   operations   not   presently
          contemplated.

     These cautionary statements should not be construed by you to be exhaustive and they are made only as of the date of this prospectus. You should not rely upon forward-looking statements except as statements of our present intentions and of our present expectations, which may or may not occur. You should read these cautionary statements as being applicable to all forward-looking statements wherever they appear. We assume no obligation to update the forward-looking statements or the reasons why actual results could differ from those projected in the forward-looking statements to reflect events or circumstances after the date hereof.

                                   OUR COMPANY

     We are the leader in records and information management services. We are an international, full-service provider of records and information management and related services, enabling customers to outsource these functions. We have a diversified customer base that includes more than half of the Fortune 500 and numerous commercial, legal, banking, healthcare, accounting, insurance, entertainment and government organizations. Our comprehensive solutions help customers save money and manage risks associated with legal and regulatory compliance, protection of vital assets, and business continuity challenges.

     Our core business records management services include: records management program development and implementation based on best-practices; secure, cost-effective storage for all major media, including paper, which is the dominant form of records storage, flexible retrieval access and retention of records; digital archiving services for secure, legally compliant and cost-effective long-term archiving of electronic records; secure shredding services that ensure privacy and a secure chain of record custody; and customized services for vital records, film and sound and regulated industries such as healthcare and financial services.

     Our off-site data protection services include: disaster recovery planning, testing, impact analysis and consulting; secure, off-site vaulting of backup tapes for fast and efficient data recovery in the event of a disaster, human error or virus; managed, online data backup and recovery services for personal computers and server data; and intellectual property escrow services to secure source code and other proprietary information with a trusted, neutral third party.

     In addition to our core records management and off-site data protection services, we sell storage materials, including cardboard boxes and magnetic media, and provide consulting, facilities management, fulfillment and other outsourcing services.

     As of March 31, 2003, we provided services to over 150,000 customer accounts in 82 markets in the United States and 47 markets outside of the United States. We employ over 11,500 people and operate nearly 650 records management facilities in the United States, Canada, Europe and Latin America.

                                  RISK FACTORS

     Investing in our securities involves risk. Potential investors are urged to read and consider the risk factors relating to an investment in Iron Mountain described in our Securities and Exchange Commission filings, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones facing our company.
Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operations.

                  DESCRIPTION OF OUR DIRECT STOCK PURCHASE PLAN

     The following questions and answers explain and constitute our Direct Stock Purchase Plan, which we refer to below as the plan.

1.   WHAT IS THE PURPOSE OF THE PLAN?

     The plan is intended to provide investors with a simple, convenient and economical method of purchasing shares of our common stock.

     In turn, the plan provides us with an economical and flexible mechanism to raise equity capital through sales of our common stock. To the extent shares of common stock are purchased directly from us under the plan, we will receive proceeds that we will use for our general corporate purposes. We will not, however, receive any proceeds from shares of our common stock that the plan administrator may purchase, at our direction, in the open market or in negotiated transactions with third parties in order to supply shares issued to participants under the plan.

2.   WHAT FEATURES ARE AVAILABLE UNDER THE PLAN?

     The plan allows participants to:

     o make initial cash investments in our common stock in amounts of at least $1,000 and up to $10,000;

     o make additional cash investments in our common stock at any time in amounts of at least $500 per payment and up to $10,000 per month;

     o make additional cash investments in excess of $10,000 per month, but only after submission of a written request for waiver has been made to us and after we have given our written approval, which we may grant or refuse to grant in our sole discretion;

     o on investments in excess of $10,000 that we approve, purchase newly issued shares of our common stock at a discount of up to 5%, as we may determine from time to time in our sole discretion; and

     o have cash dividends, if any, that we pay in the future on our common stock automatically reinvested in additional shares of our common stock.

3.   WHAT ARE THE ADVANTAGES OF PARTICIPATING IN THE PLAN?

     Participants in the plan will enjoy certain benefits:

     o You will be able to purchase our common stock without paying any brokerage commission and, for purchases in excess of $10,000 per month, potentially at a discount of up to 5%, which discount will be determined at our sole discretion.

     o Your funds will be fully invested because the plan permits fractions of shares to be credited to your plan account, although fractional share certificates will not be issued.

     o You can be free of cumbersome safekeeping requirements, as our custodial service will safely hold your shares in book-entry form.

     o You will have a simple way of making periodic cash investments in our company, when and as you choose, in order to build your ownership over time and also to utilize dollar-cost-averaging if such technique is part of your general investment strategy.

     o You may direct the plan administrator to sell or transfer all or a portion of the shares held in your plan account and therefore you may find the plan an economical way to liquidate holdings from time to time.

     o You will receive periodic statements, called statements of holdings, reflecting all current activity in your plan account, including purchases, sales and latest balances, which will simplify your record keeping.

4. WHAT ARE THE DISADVANTAGES OF MAKING INVESTMENTS IN IRON MOUNTAIN THROUGH THE PLAN?

     The plan may present certain disadvantages to a participant as compared to investing in our company through a brokerage firm:

     o We may, without giving you prior notice, change our determination as to whether the plan administrator will purchase shares of common stock directly from us, in the open market or in privately negotiated transactions from third parties.

     o You will not know the actual number of shares purchased in any month for your account under the plan until after the applicable investment date.

     o Because the investment price may represent an average of numerous market prices, it may actually exceed the price at which you could have purchased shares in the open market on the investment date.

     o Sales of shares for participants that have made valid sale elections are made daily when practicable, at specified times and in a manner designed not to disrupt the market for our common stock. Accordingly, you may experience delays in the execution of sales of your shares held in the plan.

     o On purchases in excess of $10,000 that we approve, you may not be able to depend on the availability of a discount on newly issued shares acquired under the plan. While a discount from market prices of up to 5% may be established for a particular period, a discount for one period will not ensure the availability of the same discount or any discount in future periods. For any period we may, without giving you prior notice, change or eliminate the discount.

     o Shares deposited in a plan account may not be pledged. If you desire to pledge shares deposited in a plan account, you must withdraw the shares from the plan.

     o You will not receive interest on funds held by the plan administrator pending investment or on funds returned if we suspend or terminate the plan or if your investment does not meet our minimum threshold or exceeds $10,000 and is not approved.

5.   WHO WILL ADMINISTER THE PLAN?

     The plan will be administered by EquiServe Trust Company, N.A. ("EquiServe"), a federally chartered trust institution, or any successor plan administrator we designate. EquiServe, Inc., an affiliate of EquiServe and a transfer agent registered with the Securities and Exchange Commission, acts as service agent for EquiServe. The plan administrator acts as agent for participants, keeps records of the accounts of participants, sends regular account statements to participants, and performs other duties relating to the plan. Shares purchased for each participant under the plan will be held by the plan administrator and will be registered in the name of the plan administrator or its nominee, unless and until a participant requests that a stock certificate for all or part of such shares be issued, as more fully described in this prospectus. Correspondence with the plan administrator should be sent to:

                           Iron Mountain Incorporated
                           c/o EquiServe Trust Company, N.A.
                           P.O. Box 43010
                           Providence, RI 02940-3010

     Plan participants may also contact the plan administrator by telephoning toll free (866) 897-1803, 24 hours a day, seven days a week. Customer service representatives are available between the hours of 9:00 a.m. and 5:00 p.m., Eastern Time, Monday through Friday.

Important Telephone Numbers

TO OBTAIN                                                            CALL
Information Concerning Your Plan Account........................ (866) 897-1803
Authorization and enrollment forms ............................. (866) 897-1803
Whether Requests for Waiver are being accepted;
     Price and Discount Information............................. (617) 535-4799
Requests for Waiver............................................. (617) 535-4799


6.   WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

     Our existing shareholders, as well as persons seeking to purchase their first shares in our company, may participate in the plan.

     A registered holder, which means a shareholder whose shares of common stock are registered in our stock transfer books in his or her name, may participate in the plan directly. A beneficial owner, which means a shareholder whose shares are registered in our stock transfer books in a name other than his or her name, for example, in the name of a broker, bank, or other nominee, must either become a registered holder by having the shares transferred into his or her name, make arrangements with his or her broker, bank or other nominee to participate in the plan on the participant's behalf, or follow procedures for interested investors who are not already shareholders.

     An interested investor that is not currently a shareholder may participate in the plan by making an initial cash investment in our common stock of not less than $1,000 and not more than $10,000. In some circumstances, however, we may permit greater optional cash investments if an appropriate request for waiver is filed with us and accepted.

     The right to participate in the plan is not transferable to another person. We reserve the right to exclude from participation in the plan persons who use the plan to engage in short-term trading activities that cause aberrations in the trading of our common stock. In addition, we reserve the right to treat optional cash investments submitted with forms reflecting participants with the same name, address or social security or taxpayer identification number as a single investment for purposes of determining whether the maximum investment of $10,000 per month would be exceeded.

     If you live outside the United States and are not a citizen, you can participate in the plan provided there are not any laws or governmental regulations that would prohibit your participation in the plan. We reserve the right to terminate participation of any shareholder if we deem it advisable under any foreign laws or regulations. All plan funds must be in United States dollars and drawn on a United States financial institution. If you are not in the United States, please contact your financial institution to verify that they can provide you with a check that clears through a United States financial institution and can print the dollar amount in United States dollars. Due to the longer clearing period, we are unable to accept checks clearing through non-United States financial institutions. Please contact your local financial institution for details on how to make the transaction. If we ever pay dividends to shareholders, all dividends will be subject to withholding under the terms of any applicable tax treaty provisions. Please see Questions 9 and 13 for additional information on dividend reinvestment.

     Participants residing in jurisdictions, foreign or United States, in which their participation in the plan would be unlawful will not be eligible to participate in the plan.

7.   HOW DOES AN ELIGIBLE PERSON PARTICIPATE IN THE PLAN?

     A person may participate in the plan by following the appropriate procedure set forth below.

Our Registered Holders

     If you are a registered holder of our common stock, you may enroll in the plan and become a participant by:

     o    completing and signing a shareholder authorization form; and

     o returning it to the plan administrator at the address set forth in Question 5.

     Please note, that if the shares you currently own are registered in more than one name, for example, joint tenants or trustees, all registered holders of such shares must sign the shareholder authorization form exactly as their names appear on the account registration.

     Registered holders may obtain additional information and the necessary shareholder authorization form at any time by contacting the plan administrator at the address or phone number set forth in Question 5.

Our Beneficial Owners

     If you are a beneficial owner of our common stock and you desire to participate in the plan, you must:

     o instruct the registered holder who holds the shares of common stock on your behalf, usually a broker, bank or other nominee, to have all or a portion of those shares registered directly in your name. You would then follow the procedures described above for registered holders; or

     o    make  arrangements   with  the  broker,   bank  or  other  nominee  to
          participate in the plan on your behalf.

     Alternatively,  a  beneficial  holder  may  enroll  in the plan in the same manner as someone who is not currently an owner of our common stock, as described in the procedures below for interested investors. Some state securities laws require that a registered broker-dealer send the information to their residents. A registered broker-dealer, rather than the plan administrator, will forward a copy of this prospectus and the enrollment form to residents of those states.

Interested Investors Who Do Not Currently Own Our Common Stock.

     An interested investor who is not presently one of our shareholders, but desires to become a participant in the plan by making an initial cash investment in our common stock, may join the plan by:

     o    completing and signing an initial purchase form; and

     o forwarding it, together with a check in the amount of the initial cash investment of at least $1,000 and not more than $10,000, unless an appropriate waiver is filed with us and accepted, to the plan administrator at the address set forth in Question 5.

     Any offer to make an initial cash investment greater than $10,000 must be made in accordance with the procedures described below in Question 17. Initial cash investments can be made by check payable to "EquiServe - Iron Mountain Incorporated." All forms of payment must be in United States dollars and drawn on a United States bank. Cash, money orders, and third party checks will not be accepted. Investments in excess of $10,000 and approved by us must be made by wire transfer as described below in Question 17.

     Interested investors may obtain additional information and the necessary initial purchase form at any time by contacting the plan administrator at the address or phone number set forth in Question 5. Some state securities laws require that a registered broker-dealer send the information to their residents. A registered broker-dealer, rather than the plan administrator, will forward a copy of this prospectus and the enrollment form to residents of those states.

8. WHAT IS THE PURPOSE AND EFFECT OF COMPLETING AND FORWARDING THE SHAREHOLDER AUTHORIZATION FORM AND THE INITIAL PURCHASE FORM?

     The shareholder authorization form and the initial purchase form will appoint the plan administrator as your agent for purposes of your participation in the plan. The forms direct the plan administrator to apply any optional cash investments made by you, whether transmitted with the shareholder authorization form, the initial purchase form or made at dates subsequent to your enrollment, to the purchase on your behalf of additional full and fractional shares of our common stock in accordance with the plan.

9. CAN PLAN PARTICIPANTS REINVEST THE DIVIDENDS, IF ANY, ON THEIR COMMON STOCK THROUGH THE PLAN?

     The shareholder authorization form and the initial purchase form allow participants to provide for the reinvestment of dividends, if any, through the following options (in all cases minus any applicable withholding tax):

     o Full dividend reinvestment. This option allows you to reinvest automatically all cash dividends received on all shares of our common stock registered in your name and/or held in your plan account.

     o Partial dividend reinvestment. This option allows you to receive cash dividends on a specified number of full shares of our common stock registered in your name and/or held in your plan account and to reinvest automatically only the dividends on any remaining shares of common stock.

     o No dividend reinvestment. This option allows you to receive cash dividends on all shares of our common stock registered in your name and/or held in your plan account. None of your cash dividends will be reinvested.

     Any one of the above three options may be selected. In each case, cash dividends, if any, will be reinvested on all shares designated for participation in the plan until the participant specifies otherwise or withdraws from the plan altogether, or until the plan is terminated. Participation in the dividend reinvestment portion of the plan will commence with the next dividend payment date after the plan administrator receives your shareholder authorization form or initial purchase form, as the case may be, provided that the plan administrator receives the form on or prior to the record date for such dividend payment. If the plan administrator does not receive your shareholder authorization form or initial purchase form on or prior to the record date for a particular dividend payment, participation in the dividend reinvestment portion of the plan may not commence until the following dividend payment date.

     A participant may change his or her dividend reinvestment election at any time by contacting the plan administrator. Changes in the dividend reinvestment election will be effective for a particular dividend payment date provided the request is received prior to the related dividend record date. If a change in the dividend reinvestment election is not received prior to the related dividend record date, the change will not be effective until the following dividend payment date.

     Notwithstanding our discussion of your ability to reinvest dividends, it is unlikely that we will pay cash dividends in the foreseeable future and nothing in this prospectus is intended to indicate otherwise.

     Any participant who returns a properly executed shareholder authorization form or initial purchase form to the plan administrator without electing a dividend reinvestment option will be enrolled as having selected full dividend reinvestment.

10.  WHAT ARE THE EXPENSES OF THE PLAN, AND WHO PAYS THEM?

     We will pay all fees, brokerage commissions, and related expenses associated with the purchase of common stock in the open market or in negotiated transactions with third parties on behalf of participants. Shares for the plan purchased directly from us will not involve brokerage commissions or trading fees. There is, however, a one-time enrollment fee of $10.00 which will be deducted from the initial investment of interested investors who are not already shareholders of Iron Mountain.

     In the event that any form of payment is returned unpaid for any reason, such as a returned check, the participant will be subject to a $25.00 fee which will be deducted from the participant's plan account. This fee and any other incidental costs associated with the insufficient funds will be collected by our plan administrator through the sale of an appropriate number of shares from your plan account.

     In addition, participants that request the sale of any of their shares held in the plan must pay a service fee equal to $15.00 per sale, plus a commission currently equal to $0.12 per share sold plus any applicable taxes. The plan administrator may effect any sales of shares for the plan through a broker-dealer, in which case the broker-dealer will receive the commission for effecting the transaction.

     The plan administrator may also charge participants for additional services not provided under the plan. Brokers or nominees that participate on behalf of beneficial owners for whom they are holding shares may charge such beneficial owners additional fees in connection with such participation, for which neither the plan administrator nor we will be responsible.

     Participation in the plan is voluntary and a participant may discontinue his or her participation at any time.

11.  WHAT ARE THE SOURCES OF SHARES PURCHASED UNDER THE PLAN?

     Purchases of shares of our common stock by the plan administrator for participants in the plan may be made, at our election, either (1) directly from us out of our authorized but unissued shares of common stock or treasury stock, or (2) in the open market or in negotiated transactions with third parties.

12.  WHEN ARE SHARES PURCHASED UNDER THE PLAN; WHAT IS THE INVESTMENT DATE?

     Purchases of shares of common stock made with initial cash payments from enrolling investors and with optional cash payments from current shareholders will begin on an investment date which will be the 1st and 15th of each month (if this date is not a trading day on the New York Stock Exchange, then the investment date will be the next trading day), except that an investment date for investments in excess of $10,000 pursuant to requests for waiver that we have approved will occur only once a month, if at all, on a day that we set at the beginning of the month, which will be the end of the pricing period for such month.

     The plan administrator will use cash investments to purchase shares of common stock during the relevant investment period. Purchases may be made over a number of days to meet the requirements of the plan. No interest will be paid on funds held by the plan administrator pending investment. The plan administrator may commingle your funds with those of other participants in the plan for purposes of executing purchase transactions.

     Because the plan administrator will purchase shares on behalf of the plan, neither we nor any participant in the plan has the authority or power to control either the timing or pricing of the shares purchased. Therefore, you will not be able to precisely time your purchases through the plan, and you will bear the market risk associated with fluctuations in the price of our common stock. That is, if you send in an investment, it is possible that the market price of our common stock could go up or down before the plan administrator arranges to purchase stock with your funds.

     For investments that do not exceed $10,000, the plan administrator will use its best efforts to apply all funds to the purchase of shares before the next investment date, subject to any applicable requirements of federal or state securities laws. Purchases of our shares of common stock by the plan administrator on the open market or in negotiated transactions with third parties usually will be completed no later than 30 days after the applicable investment date, except where completion at a later date is necessary or advisable under any applicable securities laws or regulations; provided, however, investments under $10,000 that are not invested within 35 days of receipt will be returned. Shares of common stock purchased on the open market or in negotiated transactions with third parties will be credited to participating accounts as soon as practicable after all purchases for the investment date are completed. Shares issued and sold by us will be credited on the investment date.

     Pursuant to an approved request for waiver, the plan administrator will only acquire shares of common stock directly from us out of our authorized but unissued shares of common stock or treasury shares. Newly issued shares or treasury shares purchased with investments over $10,000 will be posted to participants' accounts as of the investment date determined by us at the beginning of each month.

     If dividends are declared at some time in the future, the investment date for the reinvestment of dividends will be the dividend payment date, (if this date is not a trading day on the New York Stock Exchange, then the investment date will be the next trading day). Purchases with dividend investments will begin on the investment date. Newly issued shares or treasury shares will be posted to participants' accounts as of the investment date. Purchases with dividend investments in the open market or in negotiated transactions with third parties, however, will be posted to participants' accounts after the settlement period. Settlement normally occurs three business days after the investment is completed. Dividends that are not invested within 30 days of the dividend date will be paid to the participant.

     The plan administrator must receive cash investments, other than investments pursuant to requests for waiver, no later than two business days before the investment date for those investments to be invested in our common stock beginning on that investment date. Otherwise, the plan administrator may hold those funds and invest them beginning on the next investment date. No interest will be paid on funds held by the plan administrator pending investment. Accordingly, you may wish to transmit any investments so that they reach the plan administrator shortly -- but not less than two business days -- before the investment date. This will minimize the time period during which your funds are not invested. Participants have an unconditional right to obtain the return of any cash payment up to two business days prior to the investment date by sending a written request to the plan administrator.

     Please note that participants will not be able to instruct the plan administrator to purchase shares at a specific time or at a specific price.

13.  HOW  IS  THE  PRICE   DETERMINED  FOR  SHARES  ACQUIRED   THROUGH  DIVIDEND
     REINVESTMENT?

     The plan will acquire shares for participants who have elected to reinvest all or a portion of their dividends if, at some time in the future, a dividend is declared by our board of directors. Purchases of shares of our common stock through the reinvestment of dividends, if any are declared, will begin on the investment date. The purchase price of shares acquired through the plan through the reinvestment of dividends will be equal to:

     o in the case of newly issued shares or treasury shares of our common stock, the average of the high and low sale prices of our common stock as reported by the New York Stock Exchange-only, on the investment date. If no trading is reported for the investment date, the purchase price will be equal to the average of the high and low sale prices of our common stock as reported by the New York Stock Exchange-only, on the trading day immediately prior to the investment date; or

     o in the case of shares purchased in the open market or in privately negotiated transactions, the weighted average price of all shares purchased with the dividend funds.

14.  WHAT LIMITATIONS AND EXCEPTIONS APPLY TO OPTIONAL CASH INVESTMENTS?

Minimum/Maximum Limits

     For any investment date, optional cash investments made by our shareholders are subject to a minimum of $500 per payment. In addition, optional cash investments by our shareholders are subject to a maximum of $10,000 per month, unless a request for waiver has been approved as described below. Optional cash investments made by interested investors who are not then shareholders of our company are subject to a minimum initial investment of $1,000 and a maximum of $10,000, unless a request for waiver has been approved.

     Optional cash investments of less than the allowable minimum amount and that portion of any optional cash investment that exceeds the allowable monthly maximum amount will be returned, except as noted below, promptly to participants, without interest. Optional cash investments submitted by brokerage firms or other nominees on behalf of a participant may be aggregated for purposes of determining whether the $10,000 limit will be exceeded. In addition, we reserve the right to treat optional cash investments submitted on forms reflecting participants with the same name, address or social security or taxpayer identification number as a single investor for purposes of determining whether the $10,000 limit would be exceeded. Please note that dividend funds, if any, will not be combined with optional cash investments in determining whether the $10,000 limit has been exceeded.

15.  HOW ARE INVESTMENTS FOR $10,000 OR LESS MADE?

     All participants, including brokers, banks and nominees with respect to shares registered in their name on behalf of beneficial owners, are eligible to make optional cash investments at any time. Other interested investors that are not shareholders of our company are also eligible to make initial investments in our common stock at any time by submitting an initial purchase form and funds representing their desired initial investments.

     The plan administrator will apply all investments under $10,000 per month by check, for which good funds are received at least two business days before the investment date for those investments to be invested in our common stock beginning on that investment date. If good funds are received by the plan administrator by checks after this deadline, they will not be invested until the next following investment date. No interest will be paid on any funds pending investment. All optional cash investments are subject to collection by the plan administrator for full face value in United States dollars.

     Newly issued shares or treasury shares will be posted to participants' accounts as of the investment date. Purchases in the open market or in negotiated transactions with third parties, however, will be posted to participants' accounts after the settlement period. Settlement normally occurs three business days after the investment is completed.

     There is no obligation to make an optional cash investment at any time, and the amount of such investments may vary from time to time.

     All optional cash investments made by check should be made payable to:

                    "EquiServe - Iron Mountain Incorporated" and mailed to the plan administrator, along with the cash investment or other transaction form attached to the bottom of each statement of holdings, at the address listed on the form. Due to the longer clearance period, the plan administrator is unable to accept checks clearing through non-United States banks. Any checks not drawn on a United States bank or not payable in United
States dollars will be returned to the participant, as will any cash, money order or third party checks. If you are not in the United States, contact your bank to verify that they can provide you with a check that clears through a United States bank and can print the dollar amount in United States funds. All inquiries should be directed to the plan administrator as set forth in Question 5.

     In the event that any form of payment is returned unpaid for any reason, the plan administrator will consider the request for investment of such funds null and void and shall immediately remove from the participant's account shares, if any, purchased upon the prior credit of such funds. The plan administrator shall then be entitled to sell those shares to satisfy any uncollected amounts. If the net proceeds of the sale of these shares are insufficient to satisfy the balance of the uncollected amounts, the plan administrator shall be entitled to sell such additional shares from the participant's account necessary to satisfy the uncollected balance. Any deposit returned unpaid will be subject to a $25.00 fee that will be deducted from the participant's account, as described above in Question 10.

16.  HOW IS THE PRICE DETERMINED FOR INVESTMENTS OF $10,000 OR LESS?

     Each month the plan will acquire shares for participants who have made valid and timely cash investments during that month.

     The  purchase  price  of  shares  acquired   through  the  plan  with  cash
investments of $10,000 or less during any month will be equal to:

     o in the case of newly issued shares or treasury shares of our common stock, the average of the high and low sale prices of our common stock as reported by the New York Stock Exchange-only on the investment date. If no trading is reported for that trading day, the purchase price will be equal to the average of the high and low sale prices of our common stock as reported by the New York Stock Exchange-only on the trading day immediately prior to the investment date; or

     o in the case of shares purchased in the open market or in privately negotiated transactions, the weighted average price of all shares purchased.

17.  HOW ARE INVESTMENTS IN EXCESS OF $10,000 MADE?

     Investments in excess of $10,000 per month may be made only pursuant to a request for waiver accepted by us.

     Participants may ascertain whether we are accepting requests for waiver in any given month, and certain other important information, by telephoning Investor Relations on the first business day of each month at (617) 535-4799 or such other number as we may establish from time to time. When participants telephone Investor Relations on the first business day of each month, we will inform such participants of one of the three following pieces of information:

     (1) that we will not be accepting requests for waiver that month; or

     (2) that we will be accepting requests for waiver that month. If this is the case, we will either (a) provide relevant information such as the date the pricing period will begin; the number of days in the pricing period; the threshold price, if any; the waiver discount, if any; and whether we have established a reverse auction procedure, or (b) inform participants of a date later in the month when they can call to obtain this relevant information; or

     (3) that we have not yet determined whether we will be accepting requests for waiver. If this is the case, we will inform participants of a date later in the month when they can call to inquire as to whether we will be accepting requests for waiver.

     We will decide whether to accept requests for waiver at least three days prior to the commencement of the applicable pricing period, as is further explained in Question 18.

     We must receive a request for waiver no later than 2:00 p.m., New York City time, on the third business day before the first day of the relevant pricing period. Participants who wish to make an investment in excess of $10,000 in any given month, including those whose proposed investments have been aggregated so as to exceed

$10,000, must obtain our prior written approval, which will be given or rejected on or before the second business day prior to the first day of the pricing period, and a copy of such written approval must accompany any such investment. Good funds for such investments exceeding $10,000 per month must be received by the plan administrator no later than one business day prior to the first day of the pricing period. To obtain a request for waiver or additional information, a participant may call Investor Relations at the number above. Completed requests for waiver should be faxed directly to Investor Relations at (617) 535-7881 or such other number as we may establish from time to time.

     We also may make the foregoing information available on the Investor Relations segment of our website at http://www.ironmountain.com or on another website as we may establish for this purpose from time to time. The website may also contain a form for submitting a request for waiver via electronic mail.

     We have sole discretion to grant any approval for investments in excess of the allowable maximum amount. In deciding whether to approve a request for waiver, we will consider relevant factors including, but not limited to:

     o whether the plan is then purchasing newly issued shares or treasury shares of our common stock, or is purchasing shares of our common stock in the open market,

     o    our need for additional funds,

     o the attractiveness of obtaining such additional funds through the sale of our common stock as compared to other sources of funds,

     o    the purchase price likely to apply to any sale of common stock,

     o    the participant submitting the request,

     o the extent and nature of such participant's prior participation in the plan,

     o    the number of shares held of record by such participant, and

     o the aggregate amount of optional cash investments in excess of $10,000 for which requests for waiver have been submitted by all participants.

     If requests for waiver are submitted for any investment date for an aggregate amount in excess of the amount we are then willing to accept, we may honor such requests in order of receipt, pro rata or by any other method that we determine, in our sole discretion, to be appropriate.

     We reserve the right to modify, suspend or terminate participation in the plan by otherwise eligible registered holders or beneficial owners of our common stock for any reason whatsoever, including elimination of practices that are not consistent with the purposes of the plan.

18. HOW IS THE PRICE DETERMINED FOR INVESTMENTS IN EXCESS OF $10,000 PURSUANT TO A REQUEST FOR WAIVER?

Pricing Period and Purchase Price Determination

     The trading period over which the investment price is calculated for purchases in excess of $10,000 per month is referred to as the pricing period. You may ascertain all relevant information regarding the pricing period and purchase price determination by telephoning Investor Relations at (617) 535-4799 or at such other number as we may establish from time to time, as is explained in Question 17.

     The purchase price of shares of our common stock purchased pursuant to a request for waiver will be the volume weighted average price of our common stock reported by the New York Stock Exchange-only, from Bloomberg, LP for the trading hours from 9:30 a.m. to 4:00 p.m., New York City time, for each trading day during the relevant pricing period, less any applicable waiver discount as described below, calculated pro rata on a daily basis. For example, if a cash investment of $10 million is made pursuant to an approved request for waiver for a pricing period of 10 trading days, the number of shares will be calculated for each day of the pricing period by taking a pro rata portion of the total cash investment for each day of the pricing period, which would be $1 million, and dividing it by the volume weighted average price of our common stock reported by the New York Stock

Exchange-only, obtained from Bloomberg, LP, (unless such service is unavailable, in which case we will designate another service to be utilized prior to the beginning of the pricing period) rounded to three decimal places, if necessary, for the trading hours from 9:30 a.m. to 4:00 p.m., New York City time, less any applicable discount. On the last day of the pricing period, or the investment date, the total investment amount, $10 million, will be divided by the total number of shares acquired over the 10 days (assuming the threshold price is met) in order to establish the purchase price.

     The plan administrator will apply all investments pursuant to requests for waiver that are approved by us and that are received by the plan administrator on or before the first business day before the first day of the relevant pricing period to the purchase of shares of our common stock on the investment date we set at the beginning of the month for such approved investments. All such investments received after the close of business on the first business day before the first day of the relevant pricing period will be returned without interest.

Optional Pricing Period Extension Feature

     We may elect to activate for any given pricing period the pricing period extension feature which will provide that the initial pricing period will be extended by the number of days that the threshold price is not satisfied, or on which there are no trades of our common stock reported by the New York Stock Exchange-only, subject to a maximum of five days. If the threshold price is satisfied for any additional day that has been added to the initial pricing period, that day will be included as one of the trading days for the pricing period in lieu of the day on which the threshold price was not met or trades of our common stock were not reported. For example, if the determined pricing period is 10 consecutive business days, and the threshold price is not satisfied for three out of those 10 days in the pricing period, and we had previously announced at the time of the waiver request acceptance that the optional pricing period extension feature was activated, then the pricing period will automatically be extended, and if the threshold price is satisfied on the next three trading days, then those three days will be included in the pricing period in lieu of the three days on which the threshold price was not met. As a result, the purchase price will be based upon the 10 trading days of the initial and extended pricing period on which the threshold price was satisfied and all of the optional cash investment will be invested (rather than 30% being returned to the participant). Participants may ascertain whether the pricing period extension feature has been activated for any given pricing period by telephoning Investor Relations at (617) 535-4799 or at such other number as we may establish from time to time, at the conclusion of the original pricing period.

Threshold Price with Respect to Optional Cash Investments Made Pursuant to Requests for Waiver

     We may establish for any pricing period a threshold price applicable to investments made pursuant to requests for waiver. At least three business days prior to the first day of the applicable pricing period, we will determine whether to establish a threshold price and, if a threshold price is established, its amount, and will so notify the plan administrator. This determination will be made by us in our sole discretion after a review of current market conditions, the level of participation in the plan, and current and projected capital needs. Participants may ascertain whether a threshold price has been set or waived for any given pricing period and any applicable discount by telephoning Investor Relations at (617) 535-4799 or at such other number as we may establish from time to time, as is explained in Question 17.

     If established for any pricing period, the threshold price will be stated as a dollar amount that the volume weighted average price of our common stock reported by the New York Stock Exchange-only, obtained from Bloomberg, LP (unless such service is unavailable, in which case we will designate another service to be utilized prior to the beginning of the pricing period) for the trading hours from 9:30 a.m. to 4:00 p.m., Eastern Time, must equal or exceed on each trading day of the relevant pricing period. In the event that the threshold price is not satisfied for a trading day in the pricing period or there are no trades of our common stock reported by the New York Stock Exchange-only for a trading day, then that trading day will be excluded from the pricing period with respect to optional cash investments made pursuant to requests for waiver, and all trading prices for that day will be excluded from the determination of the purchase price. For example, if the threshold price is not satisfied for two of the 10 trading days in a pricing period, then the purchase price will be based upon the remaining eight trading days on which the threshold price was satisfied, unless we have activated the pricing period extension feature for the pricing period as described above under "--Optional Pricing Period Extension Feature."

     In addition, a pro rata portion of each investment made pursuant to a request for waiver will be returned for each trading day of a pricing period on which the threshold price is not satisfied or for each trading day on which no trades of shares or common stock are reported on the New York Stock Exchange-only, as soon as reasonably practicable after the pricing period without interest, subject to the effect of an optional pricing period extension feature as described above under "--Optional Pricing Period Extension Feature." The returned amount will equal the total amount of the investment multiplied by a fraction, the numerator of which is the number of trading days that the threshold price is not satisfied or trades of our common stock are not reported on the New York Stock Exchange-only and the denominator of which is the number of trading days in the pricing period. For example, if the threshold price is not satisfied or if no sales are reported for one of 10 trading days in a pricing period, one-tenth of the optional investment will be returned. All such funds will be returned as soon as reasonably practicable after the pricing period without interest.

     The establishment of the threshold price and the possible return of a portion of the investment applies only to optional cash investments made pursuant to a request for waiver but applies to the entire amount of the optional cash investment, including the first $10,000. Setting a threshold price for a pricing period shall not affect the setting of a threshold price for any subsequent pricing period. We may waive our right to set a threshold price for any pricing period. Neither we nor the plan administrator will be required to provide any written notice to participants as to the threshold price for any pricing period. Participants may, however, ascertain whether a threshold price has been set or waived for any given pricing period and any applicable discount by telephoning Investor Relations at (617) 535-4799 or at such other number as we may establish from time to time.

Waiver Discount

     We may, in our sole discretion, establish a "waiver discount" of 0% to 5% from the market price applicable to optional investments made pursuant to requests for waiver. The waiver discount will not vary for any pricing period.

     We will determine, in our sole discretion, whether to establish a waiver discount after a review of current market conditions, the level of participation and our current and projected capital needs. At least three business days before the first day of the applicable pricing period, we will determine whether to establish a waiver discount and, if a waiver discount is established, its amount, and will notify the plan administrator. Neither we nor the plan administrator will be required to provide any written notice of the waiver discount, if any, for any pricing period. We also reserve the right to establish a reverse auction procedure by which participants seeking to make optional cash investments under a waiver may submit to us a "bid" with respect to the discount at which they are willing to make the optional cash investment. Participants may ascertain whether we have established a waiver discount, the amount of such discount and whether we have established a reverse auction procedure for any pricing period by telephoning Investor Relations at (617) 535-4799 or at such other number as we may establish from time to time, as is explained in Question 17.

19.  IN WHAT SITUATIONS WILL AN INVESTMENT BE RETURNED TO A PARTICIPANT?

     The plan administrator will return optional cash investments of $10,000 or less to a participant provided the plan administrator receives a written request at least two business days prior to the investment date. Optional cash investments of $10,000 or less will be returned by check, without interest, as soon as reasonably practicable. Please note that optional cash investments greater than $10,000 for which a participant has received an approved request for waiver will not be returned to a participant, except for as described in Question 18 under "--Threshold Price With Respect to Optional Cash Investments Made Pursuant to Requests for Waiver." Question 12 further provides for returns of optional and initial cash investments if such investments are not invested, for whatever reason, within 35 days of receipt of funds. Additionally, Question 12 provides that cash dividends will be disbursed if not invested within 30 days after the dividend payment date.

20.  WHAT IF A PARTICIPANT HAS MORE THAN ONE ACCOUNT IN THE PLAN?

     For the purpose of the limitations discussed in this prospectus, we reserve the right to aggregate all optional investments for participants with more than one account using the same name, address or social security or taxpayer identification number. For participants unable to supply a social security or taxpayer identification number, participation may be limited by us to only one plan account. Also for the purpose of such limitations, all plan accounts that we believe to be under common control or management or to have common ultimate beneficial ownership may be aggregated. In the event we exercise our right to aggregate investments and the result would be an investment in excess of $10,000 without an approved request for waiver, we will return, without interest, as promptly as practicable, any amounts in excess of the investment limitations.

21. WILL CERTIFICATES BE ISSUED TO PARTICIPANTS FOR THE SHARES OF OUR COMMON STOCK PURCHASED UNDER THE PLAN?

     All shares purchased pursuant to the plan will be held in "book entry" form through accounts maintained by the plan administrator. This serves to protect against the loss, theft or destruction of certificates evidencing shares. Participants may contact the plan administrator at the address or telephone number set forth in Question 5 above, or may utilize the cash investment and other transaction form attached to the bottom of each statement of holdings, to request a certificate for all or a portion of the whole shares held in book-entry form. Upon such a request, the plan administrator will, within two business days of receipt of the request, issue and mail certificates for the whole shares credited to that participant's account. Certificates will be issued only in the same names as those enrolled in the plan. In no event will certificates for fractional shares be issued.

     If a participant requests a certificate for whole shares of our common stock held in his or her account, distributions on those shares will continue to be reinvested or paid in cash, as elected by the participant, under the plan in the same manner as prior to the request so long as the shares of common stock remain registered in the participant's name.

22. MAY A PARTICIPANT DEPOSIT WITH THE PLAN ADMINISTRATOR CERTIFICATES FOR SHARES WHICH HE OR SHE ALREADY OWNS OUTSIDE THE PLAN?

     Yes, if the certificates are unrestricted. Whether or not the participant has previously authorized reinvestment of dividends, certificates registered in the participant's name that do not bear any legend restricting transfer may be surrendered to the plan administrator for deposit in the participant's plan account. If a participant desires to deposit certificates for shares of our common stock with the plan administrator, the participant may contact the plan administrator at the address or telephone number listed in Question 5 for the proper procedure.

23.  CAN PARTICIPANTS SELL SHARES HELD UNDER THE PLAN?

     Participants may contact the plan administrator in order to request the sale of all or a portion of the shares held in their plan account. Following receipt of instructions from a participant, the plan administrator will sell those shares as soon as practicable and will remit a check for the proceeds of such sale, less a service fee equal $15.00, brokerage commissions and any applicable taxes.

     Shares to be sold will be aggregated by the plan administrator and generally sold within five business days. The sales price per share will be equal to the weighted average price of all shares sold on the trading day, less brokerage commissions, which are currently equal to $0.12 per share.

     All sale request having an anticipated market value of $100,000.00 or more, and all sale requests received by the plan administrator within 30 days of an address change to a participant's plan account, must be submitted in written form to the plan administrator.

     Please note that the plan administrator is not able to accept instructions to sell on a particular date or at a specific price.

24.  CAN A PARTICIPANT TRANSFER SHARES HELD IN THE PLAN TO SOMEONE ELSE?

     Participants may transfer ownership of a portion or all of the shares held in their plan accounts. Participants should contact the plan administrator at the address or telephone number listed in Question 5 for detailed transfer instructions.

25. WHAT HAPPENS IF A PARTICIPANT SELLS OR TRANSFERS SHARES OR ACQUIRES ADDITIONAL SHARES?

     If a participant has elected to have dividends automatically reinvested in the plan and subsequently sells or transfers all or any part of the shares registered in the participant's name, automatic reinvestment will continue in accordance with the participant's instructions as long as shares are registered in the name of the participant or held for the participant by the plan administrator or until termination of participation or the participant specifies otherwise. Similarly, if a participant has elected the "Full Dividend Reinvestment" option under the plan and subsequently acquires additional shares registered in the participant's name, dividends paid on such shares will automatically be reinvested until termination of participation or the participant specifies otherwise. If, however, a participant has elected the "Partial Dividend Reinvestment" option and subsequently acquires additional shares that are registered in the participant's name, dividends will be reinvested according to the participant's instructions as given on the most recent shareholder authorization form. Participants may change their dividend reinvestment elections by submitting a new shareholder authorization form or by contacting the plan administrator. However, we remind you that it is unlikely we will pay cash dividends in the foreseeable future.

26.  WHAT REPORTS ARE SENT TO PARTICIPANTS?

     After any activity occurs relating to a participant's plan account, the participant will be sent a statement of holdings that will provide a record of the costs of the shares of our common stock purchased or the price of the shares sold for that account, the purchase or sale date and the number of shares of common stock then credited to that account. We recommend that you retain these statements for income tax and general record keeping purposes.

     In addition, each participant will be sent our annual report, notice of annual meeting and proxy statement, and income tax information for reporting distributions received. All reports and notices from the plan administrator will be addressed to the participant's last known address. Participants should notify the plan administrator promptly of any change of address.

27.  MAY A PARTICIPANT TERMINATE HIS OR HER PLAN ACCOUNT?

     Yes, a participant may terminate his or her plan account by contacting the plan administrator at the address or telephone number listed in Question 5 or by utilizing the cash investment and other transaction form attached to each statement of holdings. Participation will be terminated as soon as practicable provided the request is received at least two business days prior to the payable date for a dividend payment. If the request is received less than two business days prior to the payable date for a dividend payment, the termination may be postponed until after the reinvestment of any dividends on the dividend payment date. After that time all cash dividends, if any, on shares owned by such participant will be sent to the participant.

     If a participant's plan account balance falls below one full share, the plan administrator reserves the right to liquidate the fraction and remit the proceeds, less any applicable fees and brokerage commissions, to the participant at its address of record.

28.  WHAT HAPPENS WHEN A PARTICIPANT TERMINATES AN ACCOUNT?

     As soon as practicable after notice of termination is received, the plan administrator will send to the participant (1) a certificate evidencing all whole shares of our common stock held in the account and (2) a check representing the value of any fractional shares of our common stock held in the account, less any brokerage commission. After an account is terminated, we will pay all distributions for the terminated account to the participant unless the participant re-elects to participate in the plan.

     When terminating an account, the participant may request that all shares of our common stock, both whole and fractional, held in the plan account be sold, or that certain of the shares of such common stock be sold and a certificate be issued for the remaining whole shares. The plan administrator will remit to the participant the proceeds of any sale of shares of our common stock, less the fees and commissions listed in Questions 10 and 23. The sale price per share will be equal to the weighted average price of all shares sold on the trading day, less brokerage commissions, which are currently $0.12 per share.

29.  WHEN MAY A FORMER PARTICIPANT RE-ELECT TO PARTICIPATE IN THE PLAN?

     Generally, any former participant may re-elect to participate at any time. However, the plan administrator reserves the right to reject any authorization form on the grounds of excessive joining and withdrawing. This reservation is intended to minimize unnecessary administrative expense and to encourage use of the plan as a long-term investment service.

30.  WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATING IN THE PLAN?

     The federal income tax consequences resulting from optional cash investments are uncertain. Participants may be deemed to receive a distribution from us upon the purchase of shares pursuant to the plan in an amount equal to the excess, if any, of the fair market value of the shares acquired on the investment date plus the participant's share of any fees paid by us, over the purchase price for the shares. The fair market value of shares acquired on an investment date is not likely to differ from the amount of optional cash investment by participants making investments not exceeding $10,000 in any single month. Participants making investments exceeding $10,000 in a single month who are eligible for a discount may be more likely to have a difference between the fair market value of shares acquired on an investment date and the amount of optional cash investment.

     Any such deemed distribution will be treated as a taxable dividend to the extent attributable to our current or accumulated earnings and profits and then only if other shareholders receive or are deemed to receive distributions of cash or other property from us. If the deemed distribution is taxable as a dividend, the shares purchased under the plan will have a tax basis equal to the amount of the optional cash investment plus the amount of the deemed distribution, if any, which is treated as a taxable dividend. If the deemed distribution is not treated as a taxable dividend, the effect of such distribution on a shareholder's basis in his shares is uncertain. If the distribution is treated as made solely with respect to the newly acquired shares, or if the shareholder does not own other shares of our common stock at the time of the optional cash investment, the basis of such newly acquired shares will generally equal the amount paid for such shares. However, if the distribution is treated as made with respect to both the newly acquired shares (or fraction thereof) and the other shares of our common stock held by such shareholder, the basis of the newly acquired shares (or fraction thereof) may exceed the amount paid for such shares and the basis for the shares held prior to the optional investment would be correspondingly reduced. In any event, the aggregate bases for all of a shareholder's shares of our common stock will be equal to the aggregate bases for the shares previously owned plus the amount paid for the newly acquired shares. Finally, it is unclear as to whether any gain or loss realized with respect to a deemed nondividend distribution in excess of stock basis would be calculated on a per-share basis or on an aggregate basis for all of the holder's shares, including the shares, or fraction thereof, purchased under the plan.

     As to reinvested dividends, participants will be treated as having received a distribution from us equal to the fair market value on the investment date of the shares, if any, acquired with reinvested dividends pursuant to the plan plus the participant's share of any fees paid by us. Such distribution will be treated as a taxable dividend to the extent attributable to our current or accumulated earnings and profits. If we do not have earnings and profits, any excess will first be treated as a tax-free return of capital, causing a reduction in the basis of existing shares, and the balance will be treated as capital gain recognized on a sale or exchange. A participant's tax basis in the distributed shares will equal the fair market value of such shares on the investment date plus the participant's share of any fees paid by us.

     A participant's holding period for shares acquired pursuant to the plan will begin on the day following the date on which the shares are credited to the participant's account. When a participant receives certificates for whole shares credited to the participant's account under the plan, the participant will not realize any taxable income. However, a participant that receives a cash adjustment for a fraction of a share will realize a gain or loss with respect to such fraction. A gain or loss also will be realized by the participant whenever whole shares are sold, either pursuant to the participant's request, upon withdrawal from the plan or after withdrawal from the plan. The amount of such gain or loss will be the difference between the amount that the participant receives for the shares or fraction of a share and the tax basis of the participant in the shares.

     THE FOREGOING IS ONLY A SUMMARY OF THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN AND DOES NOT CONSTITUTE TAX ADVICE. THIS SUMMARY IS BASED ON THE CURRENT STATE OF FEDERAL LAW AND DOES NOT TAKE INTO ACCOUNT POSSIBLE CHANGES IN SUCH LAW. ANY SUCH CHANGES MAY HAVE RETROACTIVE EFFECT AND MAY ADVERSELY AFFECT THE DISCUSSION IN THIS SUMMARY. THIS SUMMARY DOES NOT ADDRESS THE SPECIAL TAX CONSEQUENCES THAT MAY BE APPLICABLE TO CERTAIN PARTICIPANTS SUBJECT TO SPECIAL TAX TREATMENT (INCLUDING TAX-EXEMPT ORGANIZATIONS, BROKERS, DEALERS AND FOREIGN SHAREHOLDERS). THIS SUMMARY DOES NOT REFLECT EVERY POSSIBLE OUTCOME THAT COULD RESULT FROM PARTICIPATION IN THE PLAN AND, THEREFORE, PARTICIPANTS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS FOR FURTHER INFORMATION WITH RESPECT TO THE FEDERAL, FOREIGN, STATE AND LOCAL TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN.

31. HOW ARE THE PARTICIPANT'S SHARES OF COMMON STOCK VOTED AT SHAREHOLDER MEETINGS?

     The plan administrator will send participants proxy materials, including a proxy card, relating to both the shares for which participants hold physical certificates and the whole shares of our common stock held in their plan accounts. Shares will be voted at shareholder meetings as that participant directs by proxy. Shares of our common stock may also be voted in person at the meeting.

32. WHAT IS THE RESPONSIBILITY OF IRON MOUNTAIN AND THE PLAN ADMINISTRATOR UNDER THE PLAN?

     We and the plan administrator, in administering the plan, are not liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability:

     o with respect to the prices and times at which shares of our common stock are purchased or sold for a participant; or

     o with respect to any fluctuation in market value before or after any purchase or sale of shares of our common stock; or

     o arising out of any failure to terminate a participant's account upon that participant's death prior to the plan administrator's receipt of notice in writing of the death.

Neither we nor the plan administrator can provide any assurance of a profit, or protect a participant from a loss, on shares of our common stock purchased under the plan. These limitations of liability do not affect any liabilities arising under the federal securities laws, including the Securities Act.

     The plan administrator may resign as plan administrator of the plan at any time, in which case we will appoint a successor plan administrator. In addition, we may replace the plan administrator with a successor plan administrator at any time.

33. WHAT HAPPENS IF WE MAKE A DISTRIBUTION OF SHARES OF COMMON STOCK OR SPLIT OUR SHARES?

     If there is a distribution payable in shares of our common stock or a common stock split, the plan administrator will receive and credit to the participant's plan account the applicable number of whole and/or fractional shares of common stock based on the number of shares of common stock held in the participant's plan account and registered in the participant's name. If we effect a reverse stock split, the number of shares held in each participant's plan account will be proportionately reduced.

34.  WHAT HAPPENS IF WE HAVE A RIGHTS OFFERING?

     If we have a rights offering in which separately tradable and exercisable rights are issued to registered holders of shares of our common stock, we will transfer the rights attributable to whole shares of our common stock held in a participant's plan account and registered in the participant's name to the plan participant as promptly as practicable after the rights are issued.

35. MAY A PARTICIPANT PLEDGE SHARES OF COMMON STOCK HELD IN HIS OR HER PLAN ACCOUNT?

     A participant may not pledge shares of our common stock held in his or her plan account, and any such purported pledge will be void. A participant who wishes to pledge shares of our common stock must request that a certificate for those shares first be issued in the participant's name or that these shares be transferred to a brokerage account.

36.  MAY WE SUSPEND OR TERMINATE THE PLAN?

     We may suspend or terminate the plan at any time. If we suspend or terminate the plan, all funds held by us for investment will be returned without interest. We also reserve the right to modify, suspend, terminate or refuse participation in the plan to any person at any time.

37.  MAY WE AMEND THE PLAN?

     We may amend or supplement the plan at any time. Any amendment or supplement will only be effective upon mailing appropriate written notice at least 30 days prior to the effective date thereof to each participant. Written notice is not required when an amendment or supplement is necessary or appropriate to comply with the rules or policies of the Securities and Exchange Commission, the Internal Revenue Service or other regulatory authority or law, or when an amendment or supplement does not materially affect the rights of participants. The amendment or supplement will be deemed to be accepted by a participant unless, prior to the effective date thereof, the plan administrator receives notice of the termination of a participant's plan account. Any amendment may include an appointment by the plan administrator or by us of a successor bank or agent, in which event we are authorized to pay that successor bank or agent for the account of the participant all distributions payable on shares of our common stock held by the participant for application by that successor bank or agent as provided in the plan.

38.  WHAT HAPPENS IF WE TERMINATE THE PLAN?

     If the plan is terminated, each participant will receive (1) a certificate for all whole shares of our common stock held in the participant's plan account and (2) a check representing the value of any fractional shares of our common stock held in the participant's plan account, less any brokerage commissions and any uninvested distributions held in the account.

39.  WHO INTERPRETS AND REGULATES THE PLAN?

     We are authorized to issue such interpretations, adopt such regulations and take such action as we may deem reasonably necessary to effectuate the plan. Any action we or the plan administrator take to effectuate the plan in the good faith exercise of our judgment will be binding on participants.

                                 USE OF PROCEEDS

     Unless otherwise described in a prospectus supplement, we intend to use the net proceeds from the sale of our common stock offered pursuant to the plan for general corporate purposes, which may include acquisitions, investments and the repayment of indebtedness outstanding at a particular time. Pending this utilization, the proceeds from the sale of our common stock offered pursuant to the plan will be invested in short-term, dividend-paying or interest-bearing investment grade securities.

                              PLAN OF DISTRIBUTION

     Subject to the discussion below, we will distribute newly issued or treasury shares of our common stock sold under the plan, rather than through an underwriter, broker or dealer. There are no brokerage commissions in connection with the purchases of such newly issued or treasury shares of common stock.

     In connection with the administration of the plan, we may be requested to approve investments made pursuant to requests for waiver by or on behalf of participants or other investors who may be engaged in the securities business.

     Persons who acquire shares of common stock through the plan and resell them shortly after acquiring them, including coverage of short positions, under certain circumstances, may be participating in a distribution of securities that would require compliance with Regulation M under the Securities Exchange Act of 1934 and may be considered to be underwriters within the meaning of the Securities Act of 1933. We will not extend to any such person any rights or privileges other than those to which it would be entitled as a participant, nor will we enter into any agreement with any such person regarding the resale or distribution by any such person of the shares of our common stock so purchased. We may, however, accept investments made pursuant to requests for waiver by such persons.

     From time to time, financial intermediaries, including brokers and dealers, and other persons may engage in positioning transactions in order to benefit from any waiver discounts applicable to investments made pursuant to requests for waiver under the plan. Those transactions may cause fluctuations in the trading volume of our common stock. Financial intermediaries and such other persons who engage in positioning transactions may be deemed to be underwriters. We have no arrangements or understandings, formal or informal, with any person relating to the sale of shares of our common stock to be received under the plan. We reserve the right to modify, suspend or terminate participation in the plan by otherwise eligible persons to eliminate practices that are inconsistent with the purpose of the plan.

     We will pay any and all brokerage commissions and related expenses incurred in connection with purchases of our common stock under the plan. Upon withdrawal by a participant from the plan by the sale of shares of our common stock held under the plan, the participant will receive the proceeds of that sale less a service fee, brokerage commission and any applicable withholdings, transfer or other taxes.

     Our common stock may not be available under the plan in all states. We are not making an offer to sell our common stock in any state where the offer or sale is not permitted.

                         SALES OF SHARES BY PARTICIPANTS

     Participants that request the sale of any of their shares of common stock held in the plan must pay a service fee equal to $15.00, plus a commission currently equal to $0.12 per share, plus any applicable taxes. Shares of our common stock may not be available under the plan in all states. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any shares of our common stock or other securities in any state or any other jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

                       VALIDITY OF THE OFFERED SECURITIES

     Sullivan & Worcester LLP, Boston, Massachusetts, will pass upon the validity of the common stock offered pursuant to this prospectus. As to certain matters of Pennsylvania law, Sullivan & Worcester LLP will rely upon an opinion of Ballard Spahr Andrews & Ingersoll, LLP, Philadelphia, Pennsylvania.

                      NOTICE REGARDING ARTHUR ANDERSEN LLP

        Effective June 19, 2002, we dismissed Arthur Andersen LLP, our former independent auditor. Our audited consolidated financial statements as of December 31, 2001 and for the years ended December 31, 2001 and 2000 that are incorporated by reference in the registration statement of which this prospectus forms a part were audited by Andersen as stated in their reports incorporated by reference herein, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in auditing and accounting. Andersen has not consented to the incorporation by reference of its audit reports in the registration statement of which this prospectus forms a part, and we have dispensed with the requirement to file Andersen's consent in reliance on Rule 437a under the Securities Act. Since Andersen has not consented to the incorporation by reference of their audit reports in the registration statement, an investor's ability to seek potential recoveries from Andersen related to any claims that an investor may assert as a result of the work performed by Andersen may be limited significantly by the lack of such consent and the diminished amount of assets of Andersen that are or may be available to satisfy any such claims.

                                     EXPERTS

     The consolidated financial statements as of and for the year ended December 31, 2002 incorporated in this prospectus by reference from the Iron Mountain Incorporated Annual Report on Form 10-K for the year ended December 31, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion on the 2002 financial statements and includes an explanatory paragraph concerning the application of procedures relating to certain disclosures and reclassifications of financial statement amounts related to the 2001 and 2000 financial statements that were audited by other auditors who have ceased operations) which is incorporated by reference and have been so incorporated in reliance upon the report of such firm given their authority as experts in accounting and auditing.

     The report dated February 21, 2003 of RSM Robson Rhodes, the independent auditors, on the consolidated financial statements of Iron Mountain Europe Limited as of October 31, 2001 and 2002 and for the three years ended October 31, 2002, is incorporated into the registration statement of which this prospectus forms a part by reference from the Iron Mountain Incorporated Annual Report on Form 10-K for the year ended December 31, 2002 and, is incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing.

     On May 3, 2003, RSM Robson Rhodes transferred its business to RSM Robson Rhodes LLP (a Limited Liability Partnership under the Limited Liability Partnerships Act 2000). Under the powers given by Paragraph 3 of Section 26 of the Companies Act 1989, the Board of Directors of Iron Mountain Europe Limited resolved that the previous appointment of RSM Robson Rhodes as the auditors of Iron Mountain Europe Limited should be extended, with effect from May 3, 2003, to RSM Robson Rhodes LLP.

       The consolidated financial statements of Iron Mountain Incorporated and its subsidiaries as of December 31, 2001 and for the years ended December 31, 2001 and 2000, and its supplemental schedule, Valuation and Qualifying Accounts, included in its Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission on March 21, 2003 and incorporated by reference into the registration statement of which this prospectus forms a part, have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their report dated February 22, 2002 (except with respect to Note 17, as to which the date is March 15, 2002). In their report on Iron Mountain's consolidated financial statements, that firm states that, with respect to certain subsidiaries, its opinion is based on the report of RSM Robson Rhodes, independent public accountants. The consolidated financial statements and supporting schedule referred to above have been incorporated by reference herein in reliance upon the authority of those firms as experts in giving said reports.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of those documents upon payment of a duplicating fee to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. You can review our SEC filings and the registration statement by accessing the SEC's Internet site at http://www.sec.gov. Our common stock is listed on the New York Stock Exchange where reports, proxy statements and other information concerning us can also be inspected. The offices of the New York Stock Exchange are located at 20 Broad Street, New York, New York 10005.

                       DOCUMENTS INCORPORATED BY REFERENCE

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Statements in this prospectus regarding the contents of any contract or other document may not be complete. You should refer to the copy of the contract or other document filed as an exhibit to the registration statement. Later information filed with the SEC will update and supersede information we have included or incorporated by reference in this prospectus.

     We incorporate by reference the following documents filed by us:

     o Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

     o    Quarterly Report on Form 10-Q for the quarter ended March 31, 2003.

     o    Definitive Proxy on Schedule 14A filed April 17, 2003.

     o Current Reports on Form 8-K filed April 9, 2003, April 30, 2003 and May 7, 2003.

     o The description of our common stock contained in the Registration Statement on Form 8-A dated May 27, 1997, including all amendments and reports filed for the purpose of updating such description.

     In addition to the documents listed above, we incorporate by reference any future filings made by us, including filings made prior to the effectiveness of this registration statement, with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until our offering of the securities made by this prospectus is completed or terminated.

     We will provide you with a copy of the information we have incorporated by reference, excluding exhibits other than those to which we specifically refer. You may obtain this information at no cost by writing or telephoning us at: 745 Atlantic Avenue, Boston, Massachusetts 02111, (617) 535-4799, Attention:
Investor Relations.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

     Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered shares registered hereby, other than underwriting discounts and commission, if any, incurred in connection with the sale of the offered shares. All such amounts will be borne by Iron Mountain Incorporated ("Iron Mountain" or the "Company").

  Registration Fee Under Securities Act of 1933........$        $33,331
  Blue Sky Fees and Expenses............................        $10,000
  Legal Fees and Expenses...............................       $300,000
  Accounting Fees and Expenses..........................       $300,000
  Printing and Engraving Expenses.......................       $100,000
  Trustee's Fees (including counsel fees)...............       $100,000
  Rating Agencies Fees..................................       $100,000
  Miscellaneous Fees and Expenses.......................       $100,000
                                                             ----------
       Total:...........................................     $1,043,331
                                                             ==========

Item 15. Indemnification of Directors and Officers

     Subchapter D (Sections 1741 through 1750) of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended (the "PBCL"), contains provisions for mandatory and discretionary indemnification of a corporation's directors, officers, employees and agents (collectively "Representatives") and related matters.

     Under Section 1741, subject to certain limitations, a corporation has the power to indemnify directors, officers and other Representatives under certain prescribed circumstances against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party or threatened to be made party by reason of he or she being a Representative of the corporation or serving at the request of the corporation as a Representative of another corporation, partnership, joint venture, trust or other enterprise, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action or proceeding by judgment, order or settlement or conviction upon a plea of nolo contendere shall not itself create a presumption that the Representative did not act in good faith and in a manner he or she reasonably believes to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal proceeding, has reasonable cause to believe that his or her conduct was unlawful.

     Section 1742 provides for indemnification with respect to derivative and corporate actions similar to that provided by Section 1741. However, indemnification is not provided under Section 1742 in respect of any claim, issue or matter as to which a Representative has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, a Representative is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

     Section 1743 provides that indemnification against expenses actually and reasonably incurred is mandatory to the extent that a Representative has been successful on the merits or otherwise in defense of any such action or proceeding referred to in Section 1741 or 1742.

     Section 1744 provides that unless ordered by a court, any indemnification under Section 1741 or 1742 shall be made by the corporation as authorized in the specific case upon a determination that indemnification of a Representative is proper because the Representative met the applicable standard of conduct, and such determination will be made by the board of directors by a majority vote of a quorum of directors not parties to the action or proceeding; if a quorum is not obtainable or is obtainable and a majority vote of disinterested directors so directs, by independent legal counsel in a written opinion; or by the shareholders.

     Section 1745 provides that expenses incurred by a Representative in defending any action or proceeding referred to in Subchapter D of Chapter 17 of the PBCL may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of any undertaking by or on behalf of the Representative to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. Such advancement of expenses shall be authorized by the board of directors.

     Section 1746 provides generally that, except in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness, the indemnification and advancement of expenses provided by Subchapter D of Chapter 17 of the PBCL shall not be deemed exclusive of any other rights to which a Representative seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding that office.

     Section 1747 grants a corporation the power to purchase and maintain insurance on behalf of any Representative against any liability incurred by him or her in his or her capacity as a Representative, whether or not the corporation would have the power to indemnify him against that liability under Subchapter D of Chapter 17 of the PBCL.

     Section 1748 and 1749 apply the indemnification and advancement of expenses provisions contained in Subchapter D of Chapter 17 of the PBCL to successor corporations resulting from consolidation, merger or division and to service as a representative of a corporation with respect to an employee benefit plan.

     Section 7.2 of the Company's bylaws provides indemnification to directors and officers for all actions taken by them and for all failures to take action to the fullest extent permitted by Pennsylvania law against all expense, liability and loss reasonably incurred by or imposed upon by them in connection with any threatened, pending or completed action, suit or proceeding (including, without limitation, an action, suit or proceeding by or in the right of the Company), whether civil, criminal, administrative, investigative or through arbitration. Section 7.2 also permits the Company, by action of its board of directors, to indemnify officers, employees and other persons to the same extent as directors. Amendments, repeals or modifications of Section 7.2 can only be prospective and such changes require the unanimous vote of all of the directors then serving or the affirmative vote of the holders of a majority of the outstanding shares of stock of the Company entitled to vote in elections of directors. Section 7.2 further permits the Company to maintain insurance, at its expense, for the benefit of any person on behalf of whom insurance is permitted to be purchased by Pennsylvania law against any such expenses, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under Pennsylvania or other law.

     Reference is made to the Underwriting Agreements (Exhibits 1.1 through 1.8 hereto), which may contain certain provisions for indemnification by the underwriters of the Company, directors, officers and controlling persons under certain circumstances.

Item 16. Exhibits

     Certain exhibits indicated below are incorporated by reference to documents of Iron Mountain on file with the Securities and Exchange Commission (the "SEC"). Exhibit numbers in parentheses refer to the exhibit numbers in the applicable filing.


    Exhibit                         Item                                                               Exhibit
      No.

     1.1       Form of Underwriting Agreement (for Debt Securities).                                      *

     1.2       Form of Underwriting Agreement (for Preferred Stock).                                      *

     1.3       Form of Underwriting Agreement (for Depositary Shares).                                    *

     1.4       Form of Underwriting Agreement (for Common Stock).                                         *

     1.5       Form of Underwriting Agreement (for Warrants).                                             *

     1.6       Form of Underwriting Agreement (for Stock Purchase Contracts).                             *

     1.7       Form of Underwriting Agreement (for Stock Purchase Units).                                 *

     1.8       Form of Underwriting Agreement (for Trust Preferred Securities).                           *

     2.1       Purchase Agreement, dated November 13, 2000, by and among Iron Mountain Canada          (2.1)5
               Corporation, Iron Mountain Records Management, Inc. ("IMRM"), FACS Records
               Storage Income Fund, FACS Records Centre Inc. and 3796281 Canada Inc.

     2.2       Asset Purchase and Sale Agreement, dated February 18, 2000, by and among IMRM,          (2.1)2
               Data Storage Center, Inc., DSC of Florida, Inc., DSC of Massachusetts, Inc.,
               and Suddath Van Lines, Inc.

     2.3       Amendment No. 1 to Asset Purchase and Sale Agreement, dated May 1, 2000, by             (2.1)4
               and among IMRM, Data Storage Center, Inc., DSC of Florida, Inc., DSC of
               Massachusetts, Inc., Suddath Van Lines, Inc. and Suddath Family Trust U/A
               11/8/79.

     2.4       Agreement  and Plan of Merger,  dated as of October  20,  1999,  by and between          (2)1
               Iron Mountain and Pierce Leahy.

     4.1       Form of Senior Indenture.                                                               (4.1)7

     4.2       Form of Senior Subordinated Indenture.                                                  (4.2)7

     4.3       Form of Subordinated Indenture.                                                         (4.3)7

     4.4       Form of Senior Debt Security.                                                              *

     4.5       Form of Senior Subordinated Debt Security.                                                 *

     4.6       Form of Subordinated Debt Security.                                                        *

     4.7       Form of stock certificate representing shares of Common Stock, $.01 par value           (4.1)3
               per share, of the Company.

     4.8       Form of Statement with Respect to Shares for shares of Preferred Stock, $.01               *
               par value per share, of the Company.

     4.9       Form of stock certificate representing shares of Preferred Stock, $.01 par                 *
               value per share, of the Company.


    4.10       Form of Deposit Agreement, including form of Depositary Receipt for Depositary             *
               Shares.

    4.11       Form of Warrant Agreement, including form of Warrant.                                      *

    4.12       Form of Stock Purchase Contract.                                                           *

    4.13       Form of Stock Purchase Unit.                                                               *

    4.14       Declaration of Trust of IM Capital Trust I, dated as of December 10, 2001,              (4.15)6
               among the Company, The Bank of New York, The Bank of New York (Delaware) and
               John P. Lawrence, as trustees.

    4.15       Form of Amended and Restated Declaration of Trust of IM Capital Trust I.                (4.16)6

    4.16       Certificate of Trust of IM Capital Trust I.                                             (4.17)6

    4.17       Form of Trust Preferred Security.                                                     Included in
                                                                                                    Exhibit 4.15

    4.18       Form of Iron Mountain Incorporated Guarantee Agreement.                                 (4.19)6

    5.1        Opinion of Sullivan & Worcester LLP.                                               Filed herewith as
                                                                                                     Exhibit 5.1

    5.2        Opinion of Ballard Spahr Andrews & Ingersoll, LLP.                                 Filed herewith as
                                                                                                     Exhibit 5.2

    5.3        Opinion of Richards, Layton & Finger, P.A., relating to IM Capital Trust I.        Filed herewith as
                                                                                                     Exhibit 5.3

     8         Opinion of Sullivan & Worcester LLP regarding tax matters.                                 *

    12         Statement Regarding Computation of Ratios of Earnings to Fixed Charges.            Filed herewith as
                                                                                                     Exhibit 12

   23.1        Consent of Sullivan & Worcester LLP.                                                  Included in
                                                                                                     Exhibit 5.1

   23.2        Consent of Ballard Spahr Andrews & Ingersoll, LLP.                                    Included in
                                                                                                     Exhibit 5.2

   23.3        Consent of Richards, Layton & Finger, P.A.                                            Included in
                                                                                                     Exhibit 5.3

   23.4        Consent of Deloitte & Touche LLP (Iron Mountain Incorporated, Pennsylvania).       Filed herewith as
                                                                                                    Exhibit 23.4

   23.5        Consent of RSM Robson Rhodes LLP (Iron Mountain Europe Limited).                   Filed herewith as
                                                                                                    Exhibit 23.5

    24         Powers of Attorney.                                                               Contained on pages
                                                                                                  II - 8 and II -
                                                                                                      9 of the
                                                                                                    Registration
                                                                                                      Statement


   25.1        Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act      Filed herewith as
               of 1939, as amended, of the trustee under the Senior Indenture.                      Exhibit 25.1

   25.2        Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act      Filed herewith as
               of 1939, as amended, of the trustee under the Senior Subordinated Indenture.         Exhibit 25.2

   25.3        Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act      Filed herewith as
               of 1939, as amended, of the trustee under the Subordinated Indenture.                Exhibit 25.3

   25.4        Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act      Filed herewith as
               of 1939, as amended, of the trustee under the Amended and Restated                   Exhibit 25.4
               Declaration of Trust of IM Capital Trust I.

   25.5        Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act      Filed herewith as
               of 1939, as amended, of the trustee under the Iron Mountain Incorporated             Exhibit 25.5
               Guarantee Agreement for IM Capital Trust I.

-------------

*    To be filed by  amendment  or  incorporated  by  reference  in  connection  with the  offering of offered securities, as appropriate.

1.   Filed as an exhibit to the Company's  Current Report on Form 8-K, dated October 20, 1999,  filed with the
     SEC, File No. 1-13045.

2.   Filed as an exhibit to the  Company's  Annual  Report on Form 10-K for the year ended  December 31, 1999, filed with the SEC, File No. 1-13045.

3.   Filed as an exhibit to the Company's  Current Report on Form 8-K dated  February 1, 2000,  filed with the
     SEC, File No. 1-13045.

4.   Filed as an exhibit to the Company's  Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, filed with the SEC, File No. 1-13045.

5.   Filed as an exhibit to the  Company's  Annual  Report on Form 10-K for the year ended  December 31, 2000, filed with the SEC, File No. 1-13045.

6.   Filed as an exhibit to the Company's Registration Statement No. 333-75068, filed with the SEC on December
     13, 2001.

7.   Filed as an exhibit to Amendment No. 1 to the Company's Registration Statement No. 333-75068,  filed with the SEC on February 11, 2002.

Item 17. Undertakings

(a) The undersigned registrants hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii)To include  any  material  information  with  respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     provided, however, that subparagraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the SEC by Iron Mountain pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrants hereby further undertake that, for the purposes of determining any liability under the Securities Act, each filing of Iron Mountain's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 15 of this registration statement, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)  The undersigned registrants hereby undertake that:

     (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by Iron Mountain pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective;

     (2) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of each trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as
     amended (the "Act"), in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on May 22, 2003.

                                  IRON MOUNTAIN INCORPORATED


                                   By: /s/ John F. Kenny, Jr.
                                       John F. Kenny, Jr.
                                       Executive Vice President
                                       Chief Financial Officer and Director


     Pursuant to the requirements of the Securities Act, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated. The undersigned officers and directors of the Company hereby severally constitute and appoint C. Richard Reese and John F. Kenny, Jr., and each of them acting singly, our true and lawful attorneys to sign for us and in our names in the capacities indicated below any and all amendments or supplements, whether pre-effective or post-effective, to this registration statement on Form S-3 (including, without limitation, any registration statement and post-effective amendment thereto filed pursuant to Rule 462(b) under the Securities Act) and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting unto each of said attorneys, acting singly, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming our signatures to said amendments to this registration statement signed by our said attorneys and all else that said attorneys may lawfully do and cause to be done by virtue hereof.



    Signature                          Title                            Date
    ---------                          -----                            ----


/s/ C. Richard Reese        Chairman, Chief Executive Officer,      May 22, 2003
C. Richard Reese            President and Director


/s/ John F. Kenny, Jr.      Executive Vice President, Chief         May 22, 2003
John F. Kenny, Jr.          Financial Officer and Director


/s/ Clarke H. Bailey        Director                                May 22, 2003
Clarke H. Bailey


/s/ Constantin R. Boden     Director                                May 22, 2003
Constantin R. Boden


/s/ Kent P. Dauten          Director                                May 22, 2003
Kent P. Dauten


/s/ Eugene B. Doggett       Director                                May 22, 2003
Eugene B. Doggett

/s/ B. Thomas Golisano      Director                                May 22, 2003
B. Thomas Golisano


/s/ Arthur D. Little        Director                                May 22, 2003
Arthur D. Little


/s/ Vincent J. Ryan         Director                                May 22, 2003
Vincent J. Ryan


/s/ Jean A. Bua             Vice President and                      May 22, 2003
Jean A. Bua                 Corporate Controller

     Pursuant to the requirements of the Securities Act, IM Capital Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on May 22, 2003.

                                   IM CAPITAL TRUST I

                                   By: Iron Mountain Incorporated, as Sponsor


                                   By: /s/ John F. Kenny, Jr.
                                       John F. Kenny, Jr.
                                       Executive Vice President
                                       Chief Financial Officer and Director

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, COMAC, Inc., Data Security and Storage, Inc., DSI Technology Escrow Services, Inc., Iron Mountain Business Trust #1, Iron Mountain Global, Inc., Iron Mountain Global, LLC, Iron Mountain Information Management, Inc., Mountain Real Estate Assets, Inc., Mountain Reserve I, Inc., and Mountain Reserve II, Inc. have each duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on May 22, 2003.


                                      COMAC, INC.
                                      DATA SECURITY AND STORAGE, INC.
                                      DSI TECHNOLOGY ESCROW SERVICES, INC.
                                      IRON MOUNTAIN GLOBAL, INC.
                                      IRON MOUNTAIN INFORMATION MANAGEMENT, INC.
                                      MOUNTAIN REAL ESTATE ASSETS, INC.
                                      MOUNTAIN RESERVE I, INC.
                                      MOUNTAIN RESERVE II, INC.


                                      By:    /s/ C. Richard Reese
                                      Name:  C. Richard Reese
                                      Title: Sole Director


                                      IRON MOUNTAIN GLOBAL, LLC

                                      By:  Iron Mountain Global, Inc.,
                                              Its Sole Member

                                      By:    C. Richard Reese
                                      Name:  C. Richard Reese
                                      Title: Sole Director

                                      IRON MOUNTAIN BUSINESS TRUST #1

                                      /s/ C. Richard Reese
                                      C. Richard Reese, Trustee

                                      /s/ John F. Kenny, Jr.
                                      John F. Kenny, Jr., Trustee

                                      /s/ Garry B. Watzke
                                      Garry B. Watzke, Trustee



     Pursuant to the requirements of the Securities Act, this registration statement on Form S-3 has been signed below on May 22, 2003 by the following persons in the capacities and on the dates indicated; and each of the undersigned officers or directors or managers or trustees of COMAC, Inc., Data Security and Storage, Inc., DSI Technology Escrow Services, Inc., Iron Mountain Global, Inc., Iron Mountain Information Management, Inc., Mountain Real Estate Assets, Inc., (collectively, the "Corporate Subsidiaries"), Iron Mountain Global, LLC, Iron Mountain Business Trust #1, Mountain Reserve I, Inc., and Mountain Reserve II, Inc. hereby severally constitutes and appoints C. Richard Reese and John F. Kenny, Jr., and each of them, to sign for him, and in his or her name in the capacity indicated below, such registration statement for the purpose of registering such securities under the

Securities Act, and any and all amendments thereto, including without limitation any registration statement or post-effective amendment thereof filed under and meeting the requirements of Rule 462(b) under the Securities Act, hereby ratifying and confirming our signatures as they may be signed by our attorneys to such registration statement and any and all amendments thereto.



    Signature                         Title                             Date
    ---------                         -----                             ----


/s/ C. Richard Reese          Chief Executive Officer and           May 22, 2003
C. Richard Reese              President; Sole Director of the
                              Corporate Subsidiaries; and Trustee
                              of Iron Mountain Business Trust #1



/s/ John F. Kenny, Jr.        Chief Financial Officer and Trustee   May 22, 2003
John F. Kenny, Jr.            of Iron Mountain Business Trust #1



/s/ Jean A. Bua               Vice President and Corporate          May 22, 2003
Jean A. Bua                   Controller



/s/ Garry B. Watzke           Trustee of Iron Mountain Business     May 22, 2003
Garry B. Watzke, Esq.         Trust #1



Iron Mountain Global, Inc.    Sole Member of Iron Mountain          May 22, 2003
                              Global, LLC
By: /s/ C. Richard Reese
    Name:  C. Richard Reese
    Title: Sole Director

                                  EXHIBIT INDEX


    Exhibit                         Item                                                               Exhibit
      No.

     1.1       Form of Underwriting Agreement (for Debt Securities).                                      *

     1.2       Form of Underwriting Agreement (for Preferred Stock).                                      *

     1.3       Form of Underwriting Agreement (for Depositary Shares).                                    *

     1.4       Form of Underwriting Agreement (for Common Stock).                                         *

     1.5       Form of Underwriting Agreement (for Warrants).                                             *

     1.6       Form of Underwriting Agreement (for Stock Purchase Contracts).                             *

     1.7       Form of Underwriting Agreement (for Stock Purchase Units).                                 *

     1.8       Form of Underwriting Agreement (for Trust Preferred Securities).                           *

     2.1       Purchase Agreement, dated November 13, 2000, by and among Iron Mountain Canada          (2.1)5
               Corporation, Iron Mountain Records Management, Inc. ("IMRM"), FACS Records
               Storage Income Fund, FACS Records Centre Inc. and 3796281 Canada Inc.

     2.2       Asset Purchase and Sale Agreement, dated February 18, 2000, by and among IMRM,          (2.1)2
               Data Storage Center, Inc., DSC of Florida, Inc., DSC of Massachusetts, Inc.,
               and Suddath Van Lines, Inc.

     2.3       Amendment No. 1 to Asset Purchase and Sale Agreement, dated May 1, 2000, by             (2.1)4
               and among IMRM, Data Storage Center, Inc., DSC of Florida, Inc., DSC of
               Massachusetts, Inc., Suddath Van Lines, Inc. and Suddath Family Trust U/A
               11/8/79.

     2.4       Agreement  and Plan of Merger,  dated as of October  20,  1999,  by and between          (2)1
               Iron Mountain and Pierce Leahy.

     4.1       Form of Senior Indenture.                                                               (4.1)7

     4.2       Form of Senior Subordinated Indenture.                                                  (4.2)7

     4.3       Form of Subordinated Indenture.                                                         (4.3)7

     4.4       Form of Senior Debt Security.                                                              *

     4.5       Form of Senior Subordinated Debt Security.                                                 *

     4.6       Form of Subordinated Debt Security.                                                        *

     4.7       Form of stock certificate representing shares of Common Stock, $.01 par value           (4.1)3
               per share, of the Company.

     4.8       Form of Statement with Respect to Shares for shares of Preferred Stock, $.01               *
               par value per share, of the Company.

     4.9       Form of stock certificate representing shares of Preferred Stock, $.01 par                 *
               value per share, of the Company.

     4.10      Form of Deposit Agreement, including form of Depositary Receipt for Depositary             *
               Shares.

    4.11       Form of Warrant Agreement, including form of Warrant.                                      *

    4.12       Form of Stock Purchase Contract.                                                           *

    4.13       Form of Stock Purchase Unit.                                                               *

    4.14       Declaration of Trust of IM Capital Trust I, dated as of December 10, 2001,              (4.15)6
               among the Company, The Bank of New York, The Bank of New York (Delaware) and
               John P. Lawrence, as trustees.

    4.15       Form of Amended and Restated Declaration of Trust of IM Capital Trust I.                (4.16)6

    4.16       Certificate of Trust of IM Capital Trust I.                                             (4.17)6

    4.17       Form of Trust Preferred Security.                                                     Included in
                                                                                                    Exhibit 4.15

    4.18       Form of Iron Mountain Incorporated Guarantee Agreement.                                 (4.19)6

    5.1        Opinion of Sullivan & Worcester LLP.                                               Filed herewith as
                                                                                                     Exhibit 5.1

    5.2        Opinion of Ballard Spahr Andrews & Ingersoll, LLP.                                 Filed herewith as
                                                                                                     Exhibit 5.2

    5.3        Opinion of Richards, Layton & Finger, P.A., relating to IM Capital Trust I.        Filed herewith as
                                                                                                     Exhibit 5.3

     8         Opinion of Sullivan & Worcester LLP regarding tax matters.                                 *

    12         Statement Regarding Computation of Ratios of Earnings to Fixed Charges.            Filed herewith as
                                                                                                     Exhibit 12

   23.1        Consent of Sullivan & Worcester LLP.                                                  Included in
                                                                                                     Exhibit 5.1

   23.2        Consent of Ballard Spahr Andrews & Ingersoll, LLP.                                    Included in
                                                                                                     Exhibit 5.2

   23.3        Consent of Richards, Layton & Finger, P.A.                                            Included in
                                                                                                     Exhibit 5.3

   23.4        Consent of Deloitte & Touche LLP (Iron Mountain Incorporated, Pennsylvania).       Filed herewith as
                                                                                                    Exhibit 23.4

   23.5        Consent of RSM Robson Rhodes LLP (Iron Mountain Europe Limited).                   Filed herewith as
                                                                                                    Exhibit 23.5

    24         Powers of Attorney.                                                               Contained on pages
                                                                                                  II - 8 and II -
                                                                                                      9 of the
                                                                                                    Registration
                                                                                                      Statement

   25.1        Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act      Filed herewith as
               of 1939, as amended, of the trustee under the Senior Indenture.                      Exhibit 25.1

   25.2        Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act      Filed herewith as
               of 1939, as amended, of the trustee under the Senior Subordinated Indenture.         Exhibit 25.2

   25.3        Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act      Filed herewith as
               of 1939, as amended, of the trustee under the Subordinated Indenture.                Exhibit 25.3

   25.4        Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act      Filed herewith as
               of 1939, as amended, of the trustee under the Amended and Restated                   Exhibit 25.4
               Declaration of Trust of IM Capital Trust I.

   25.5        Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act      Filed herewith as
               of 1939, as amended, of the trustee under the Iron Mountain Incorporated             Exhibit 25.5
               Guarantee Agreement for IM Capital Trust I.

-------------

*    To be filed by  amendment  or  incorporated  by  reference  in  connection  with the  offering of offered securities, as appropriate.

1.   Filed as an exhibit to the Company's  Current Report on Form 8-K, dated October 20, 1999,  filed with the
     SEC, File No. 1-13045.

2.   Filed as an exhibit to the  Company's  Annual  Report on Form 10-K for the year ended  December 31, 1999, filed with the SEC, File No. 1-13045.

3.   Filed as an exhibit to the Company's  Current Report on Form 8-K dated  February 1, 2000,  filed with the
     SEC, File No. 1-13045.

4.   Filed as an exhibit to the Company's  Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, filed with the SEC, File No. 1-13045.

5.   Filed as an exhibit to the  Company's  Annual  Report on Form 10-K for the year ended  December 31, 2000, filed with the SEC, File No. 1-13045.

6.   Filed as an exhibit to the Company's Registration Statement No. 333-75068, filed with the SEC on December
     13, 2001.

7.   Filed as an exhibit to Amendment No. 1 to the Company's Registration Statement No. 333-75068,  filed with the SEC on February 11, 2002.